As filed with the Securities and Exchange Commission on November 14, 2023

Registration No. 333-258068

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global X Bitcoin Trust

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6221 (Primary Standard Industrial Classification Code Number)	87-6448348 (I.R.S. Employer Identification No.)

Luis Berruga

c/o Global X Digital Assets, LLC

605 3rd Avenue, 43rd Floor

New York, NY 10158

(212) 644 6440

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices and for service of process purposes)

Copy to:

Barry N. Hurwitz, Esq.

Erin E. Martin, Esq.

Morgan, Lewis & Bockius

1111 Pennsylvania Avenue, NW

Washington, DC 20004

202-739-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated November __, 2023

PRELIMINARY PROSPECTUS

SHARES

[ ]

Global X Bitcoin Trust

The Global X Bitcoin Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the Cboe BZX Exchange, Inc. (the “Exchange”) under the ticker symbol [” “]. The Trust’s investment objective is to reflect the performance of bitcoin less the Trust’s expenses and other liabilities.

In seeking to achieve its investment objective, the Trust will hold bitcoin. The Trust will value its Shares daily based on the value of bitcoin as reflected by the CoinDesk Bitcoin Price Index (XBX) (the “Index”), a real-time, U.S. dollar equivalent spot rate for bitcoin. Global X Digital Assets, LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and Coinbase Custody Trust Company, LLC (the “Bitcoin Custodian”) will hold all of the Trust’s bitcoin on the Trust’s behalf as custodian.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges, as well as any potential bid-ask spread. Such trades may occur at a premium or discount relative to the net asset value of the Shares of the Trust.

The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). When the Trust issues or redeems its Shares, it will do so only in “in-kind” transactions in blocks of [ ] Shares (a “Basket”) based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid extraordinary expenses or liabilities). When purchasing Baskets, Authorized Participants or their agents will deliver bitcoin to the Trust’s account with the Bitcoin Custodian in exchange for Baskets. When redeeming Baskets, Authorized Participants or their agents will receive bitcoin from the Trust through the Bitcoin Custodian. The Trust will not purchase or, barring a liquidation or extraordinary circumstances described herein, sell bitcoin directly.

Authorized Participants are expected to sell Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply and demand for the Shares and market conditions at the time of a transaction.

The initial Authorized Participant is [ ].

Prior to this offering, there has been no public market for the Shares.

The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until either all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not a mutual fund, is not registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in, nor obligations, of the Sponsor or the Trustee.

The Trust qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT RISKS RELATED TO BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK, AND YOU COULD LOSE

YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 10.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is [       ], 2023

-i-

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States (the “U.S.”).

Until [ ], 2023, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

-ii-

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events, or developments that will or may occur in the future, including such matters as movements in the digital asset markets, the Trust’s operations, the Sponsor’s plans, and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions, and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including those risks discussed in “Risk Factors,” the special considerations discussed in this Prospectus, general economic, market, and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

-iii-

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in the Prospectus that is material and/or that may be important to you. You should read this entire Prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

Overview of the Trust

The Global X Bitcoin Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the Cboe BZX Exchange, Inc. (the “Exchange”) under the ticker symbol [” “]. The Trust’s investment objective is to reflect the performance of bitcoin less the Trust’s expenses and other liabilities.

In seeking to achieve its investment objective, the Trust will hold bitcoin. The Trust will value its Shares daily based on the value of bitcoin as reflected by the CoinDesk Bitcoin Price Index (XBX) (the “Index”), a real-time, U.S. dollar equivalent spot rate for bitcoin. The Index leverages real-time prices from multiple constituent exchanges to provide a representative spot price. Each constituent exchange is weighted proportionally to its trailing 24-hour liquidity with adjustments for price variance and inactivity. Given the potential for anomalies or manipulation at individual exchanges, constituent weights may dynamically adjust using CoinDesk Indices proprietary Constituent Weighting Adjustment Algorithm (CWAA). The algorithm is designed to calculate a real-time index that is an accurate and reliable reflection of the market price of each digital asset, using multi-sourced spot prices and dynamically reduce the weights of individual exchanges with lower liquidity, inactivity, and higher price variance. The Index is administered in alignment with the IOSCO Principles for Financial Benchmarks. The Index price is calculated using methodology not consistent with U.S. generally accepted accounting principles (“GAAP”) and is not used in the Trust’s financial statements. Global X Digital Assets, LLC is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and Coinbase Custody Trust Company, LLC (the “Bitcoin Custodian”) will hold all of the Trust’s bitcoin on the Trust’s behalf as custodian. The Sponsor is affiliated with both Global X Management Company, LLC (“Global X”) and Mirae Asset Global Investments Co., Ltd. (“Mirae”).

The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). When the Trust issues or redeems its Shares, it will do so only in “in-kind” transactions in blocks of [ ] Shares (a “Basket”) based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid extraordinary expenses or liabilities). When purchasing Baskets, Authorized Participants or their agents will deliver bitcoin to the Trust’s account with the Bitcoin Custodian in exchange for Baskets. When redeeming Baskets, Authorized Participants or their agents will receive bitcoin from the Trust through the Bitcoin Custodian. The Trust will not purchase or, barring a liquidation or extraordinary circumstances described herein, sell bitcoin directly.

The initial Authorized Participant is [ ].

To support the ability of Authorized Participants to provide liquidity at prices that reflect the value of the Trust’s assets and to facilitate orderly transactions in the Shares, the Trust will ordinarily process redemptions of Baskets on the next day when the Exchange is open for regular trading (a “Business Day”) following receipt of a redemption request by an Authorized Participant.

Baskets are expected to be created when there is sufficient demand for Shares, including when the market price per Share is at a premium to the net asset value (“NAV”) of the Shares of the Trust. Authorized Participants are expected to sell such Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares, and market conditions at the time of a transaction. Similarly, Baskets are expected to be redeemed when the market price per Share is at a discount to the NAV. Investors seeking to purchase or sell Shares on any day are expected to transact in the secondary market, on the Exchange or other national securities exchanges, at the market price per Share, rather than through the creation or redemption of Baskets.

The Sponsor believes that the design of the Trust will enable investors to effectively and efficiently implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Shares rather than directly in bitcoin.

The Trust’s Expenses

The Trust will pay the Sponsor a unified fee of [ ]% per annum (the “Sponsor Fee”) as compensation for services performed under the Trust Agreement (as defined herein). The Trust’s only ordinary recurring expense is the Sponsor Fee.

The Sponsor Fee will be accrued daily and paid monthly on the first Business Day of the month in kind in bitcoin, and will be calculated by the Administrator based on the quantity of bitcoin held by the Trust.

Because the Sponsor Fee is paid in bitcoin and calculated by reference to the quantity of bitcoin held by the Trust, the expenses of the Trust as a percentage of its assets will generally not be affected by fluctuations in the value of bitcoin.

Except as noted below, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor’s unified fee, including, but not limited to, the Trustee’s fees, the fees of The Bank of New York Mellon (the “Administrator” and the “Transfer Agent”), the fees of the Bitcoin Custodian, the fees of [ ] (the “Marketing Agent”), Exchange listing fees, Securities and Exchange Commission (“SEC”) registration fees, printing and mailing costs, legal costs, and audit fees. The Sponsor also paid the costs of the Trust’s organization.

The Trust may incur certain extraordinary expenses that are not contractually assumed by the Sponsor. These include, but are not limited to, litigation and indemnification expenses, judgments, transactional expenses, taxes, and other expenses not incurred in the ordinary course of the Trust’s business. In such extraordinary circumstances, the Trust may sell bitcoin to pay such expenses. When the Trust sells bitcoin to pay such extraordinary expenses, the Trust will generally attempt to do so in an amount that minimizes the Trust’s holdings of cash or other assets other than bitcoin.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on July 13, 2021, pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to its Declaration of Trust and Trust Agreement, dated as of July 12, 2021, which is expected to be amended and restated prior to commencement of operations of the Trust (the “Trust Agreement”). Delaware Trust Company, a Delaware trust company, is the Trustee. The Trust is managed and controlled by the Sponsor.

The Trust’s Service Providers

The Sponsor

Global X Digital Assets, LLC is the Sponsor of the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering, the listing of Shares on the Exchange, and valuing the bitcoin held by the Trust. The Sponsor is a limited liability company formed in the state of Delaware on July 9, 2021, and is affiliated with both Global X and Mirae. Global X, Mirae, and their affiliates, including the Sponsor, provide global asset management solutions. The Sponsor is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is not required to register thereunder.

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the Trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA.

The Administrator

The Bank of New York Mellon serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286. Under the Fund Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services, and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s bitcoin and calculating the NAV and NAV per Share, and supplying pricing information to the Sponsor for the Trust’s website. In addition, the Administrator makes available the office space, equipment, personnel, and facilities required to provide such services.

The Transfer Agent

The Bank of New York Mellon also serves as the Transfer Agent for the Trust. The Transfer Agent is responsible for (1) issuing and redeeming Shares, (2) responding to correspondence by holders of the Shares (“Shareholders”) and others relating to its duties, (3) maintaining Shareholder accounts, and (4) making periodic reports to the Trust.

The Bitcoin Custodian

Coinbase Custody Trust Company, LLC serves as the Trust’s Bitcoin Custodian and is a fiduciary under §100 of the New York Banking Law. Under the custodian agreement with the Bitcoin Custodian (the “Custodian Agreement”), the Bitcoin Custodian is responsible for (1) safekeeping all of the bitcoin owned by the Trust, (2) opening an account that holds the Trust’s bitcoin, and (3) facilitating the transfer of bitcoin required for the operation of the Trust, as directed by the Sponsor. The Bitcoin Custodian is chartered as a limited purpose trust company by the New York State Department of Financial Services (“NYDFS”) and is authorized by the NYDFS to provide digital asset custody services. The Bitcoin Custodian is subject to extensive regulation and has among the longest track records in the industry of providing custodial services for digital asset private keys. The Trust’s assets with the Bitcoin Custodian are held in segregated accounts on the bitcoin blockchain, commonly referred to as “wallets,” and therefore are not commingled with corporate or other customer assets.

After diligent investigation, the Sponsor believes that the Bitcoin Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s bitcoin holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys.

Although the Bitcoin Custodian carries insurance, the Bitcoin Custodian’s insurance does not cover any loss in value to bitcoin and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust.

Authorized Participants

Only Authorized Participants may purchase or redeem Baskets from the Trust. When purchasing Baskets, Authorized Participants or their agents will deliver bitcoin to the Trust’s account with the Bitcoin Custodian in exchange for Baskets. When redeeming Baskets, Authorized Participants or their agents will receive bitcoin from the Trust through the Bitcoin Custodian.

Authorized Participants are expected to sell Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares, and market conditions at the time of a transaction.

The initial Authorized Participant is [ ].

The Marketing Agent

[ ] serves as the Trust’s Marketing Agent. The Marketing Agent is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority advertising laws, rules, and regulations.

Custody of the Trust’s Assets

The Trust’s Bitcoin Custodian will keep custody of the Trust’s bitcoin.

The Bitcoin Custodian provides insured safekeeping of digital assets using a multi-layer, multi-party cold storage security platform designed to provide offline security of the digital assets held by the Bitcoin Custodian. The Bitcoin Custodian has insurance coverage as a subsidiary under its parent company, Coinbase Global, Inc., which procures fidelity (crime) insurance to protect the organization from risks such as theft of funds in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The Bitcoin Custodian is not FDIC-insured.

Bitcoin may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Bitcoin Custodian:

•	Cold Storage: Cold storage in the context of bitcoin means keeping the reserve of bitcoin offline, which is a widely-used security precaution, especially when dealing with a large amount of bitcoin. Bitcoin held under custodianship with the Bitcoin Custodian will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access bitcoin, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the bitcoin being stolen.

•	Multiple Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in Bitcoin Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the Bitcoin Custodian’s private keys. The use of multiple private keys makes retrieving bitcoin from the wallet more difficult, and aims to further reduce the risk of hacking theft and/or robbery.

•	Whitelisting: Transactions are only sent to vetted, known addresses. The Bitcoin Custodian’s platform supports pre-approval and test transactions.

•	Audit Trails: Audit trails exist for all movement of bitcoin within Bitcoin Custodian-controlled bitcoin wallets, and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Custodian Agreement, bitcoin held in custody with the Bitcoin Custodian will be segregated from both the proprietary property of the Bitcoin Custodian and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts. Therefore, in the event of an insolvency of the Bitcoin Custodian, assets held in the segregated accounts would not become property of the Bitcoin Custodian’s estate and would not be available to satisfy claims of creditors of the Bitcoin Custodian.

The Bitcoin Custodian maintains an Internal Audit team that performs periodic internal audits over custody operations. Systems and Organizational Control (“SOC”) attestations are also performed on the Bitcoin Custodian’s services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will hold cash on a temporary basis. The Trust has entered into a cash custody agreement with [ ] under which [ ] acts as custodian of the Trust’s cash and cash equivalents.

Net Asset Value Determinations

The NAV of the Trust is used by the Trust in its day-to-day operations to measure the net value of the Trust’s assets. The NAV is calculated on each business day and is equal to the aggregate value of the Trust’s assets less its liabilities based on the Index price. In determining the NAV of the Trust on any business day, the Administrator will calculate the price of the bitcoin held by the Trust as of 4:00 p.m. ET on such day. The Administrator will also calculate the “NAV per Share” of the Trust, which equals the NAV of the Trust divided by the number of outstanding Shares. For purposes of making these calculations, a business day means any day other than a day when Cboe BZX Exchange is closed for regular trading.

The Index is a real-time, USD-equivalent spot rate for bitcoin. The Index leverages real-time prices from multiple constituent exchanges to provide a representative spot price. Each constituent exchange is weighted proportionally to its trailing 24-hour liquidity with adjustments for price variance and inactivity. Given the potential for anomalies or manipulation at individual exchanges, constituent weights may dynamically adjust using CoinDesk Indices proprietary Constituent Weighting Adjustment Algorithm (CWAA). The algorithm is designed to calculate a real-time index that is an accurate and reliable reflection of the market price of each digital asset, using multi-sourced spot prices and dynamically reduces the weights of individual exchanges with lower liquidity, inactivity, and higher price variance. The Index is administered in alignment with the IOSCO Principles for Financial Benchmarks.

The Administrator will rely on the Index as the index price to be used when determining NAV. However, determining the value of Trust’s bitcoin using the Index is not in accordance with GAAP, and therefore is not used in the Trust’s financial statements. The Trust’s bitcoins are carried, for financial statement purposes, at fair value, as required by GAAP. The Trust determines the fair value of bitcoin based on the price provided by the bitcoin market that the Trust considers its “principal market” as of 4:00 p.m., ET on the valuation date. The net asset value of the Trust determined on a GAAP basis is referred to in this prospectus as a “Principal Market NAV” and the net asset value of the Trust per Share determined on a GAAP basis is referred to as “Principal Market NAV per Share.”

The Trust also uses the Index to calculate an Intraday Indicative Value (“IIV”). The IIV is intended to to provide updated information relating to the Trust for use by Shareholders and market professionals. It is calculated by using the prior day’s closing NAV as a base and updating that value throughout the trading day to reflect changes in the most recently reported price of bitcoin as reported by the Index or another reporting service. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET.

NAV and NAV per Share are not measures calculated in accordance with GAAP, and are not intended as substitute for Principal Market and Principal Market NAV per Share, respectively.

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things:

•	Provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or

•	Comply with any new audit rules adopted by the Public Company Accounting Oversight Board after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

Plan of Distribution

The Trust is an exchange-traded fund. Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges, as well as any potential bid-ask spread. Such trades may occur at a premium or discount relative to the NAV per Share of the Trust.

When the Trust issues or redeems its Shares, it will do so only in “in-kind” transactions in one or more Baskets. Only Authorized Participants may purchase or redeem Baskets from the Trust. When purchasing Baskets, Authorized Participants or their agents will deliver bitcoin to the Trust’s account with the Bitcoin Custodian in exchange for Shares.

Authorized Participants are expected to sell such Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares, and market conditions at the time of a transaction.

The initial Authorized Participant is [ ].

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges.

Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol [“   ”].

Federal Income Tax Considerations

It is expected that owners of Shares will be treated, for U.S. federal income tax purposes, as if they own a proportionate share of the assets of the Trust, as if they directly receive a proportionate share of any income of the Trust, and as if they incur a proportionate share of the expenses of the Trust. Consequently, each sale of bitcoin by the Trust (which includes, under current Internal Revenue Service guidance, using bitcoin to pay expenses of the Trust, including the Sponsor Fee) would give rise to taxable gain or loss to Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of bitcoin. Such bitcoin is held by the Bitcoin Custodian on behalf of the Trust until (i) delivered in connection with redemptions of Baskets, (ii) transferred to the Sponsor to pay the Sponsor Fee, or (iii) sold by the Bitcoin Custodian at the direction of the Trust to pay for extraordinary expenses and liabilities not assumed by the Sponsor.

Bitcoin and the Bitcoin Network

Bitcoin is a digital asset the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the Bitcoin network, commonly referred to as the Bitcoin protocol. The value of bitcoin, like the value of other digital assets, is not backed by any government, corporation or other identified body. Ownership and the ability to transfer or take other actions with respect to bitcoin is protected through public-key cryptography. The supply of bitcoin is constrained or formulated by its protocol instead of being explicitly delegated to an identified body (e.g., a central bank or corporate treasury) to control. Bitcoin and certain other types of digital assets are sometimes referred to as digital currencies or cryptocurrencies. No single entity owns or operates the Bitcoin network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “miners”), (2) developers who propose improvements to the Bitcoin protocol and the software that enforces the protocol, and (3) users who choose what Bitcoin software to run. Bitcoin was released in 2009 and, as a result, there is little data on its long-term investment potential. Bitcoin is not backed by a government-issued legal tender.

Bitcoin is “stored” or reflected on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset. A blockchain is a record of every digital asset: the blockchain records every “coin” or “token,” balances of digital assets, every transaction, and every address associated with a quantity of a particular digital asset. Bitcoin utilizes the blockchain to record transactions into and out of different addresses, facilitating a determination of how much bitcoin is in each address.

Bitcoin is created by “mining.” Mining involves miners using a sophisticated computer program to repeatedly solve complex mathematical problems on specialized computer hardware. The mathematical problem involves a computation involving all or some bitcoin transactions that have been proposed by the Bitcoin network’s participants. When this problem is solved, the computer creates a “block” consisting of these transactions. As each newly solved block refers back to and “connects” with the immediately prior solved block, the addition of a new block adds to the blockchain in a manner similar to a new link being added to a chain. A miner’s proposed block is added to the blockchain once a majority of the nodes on the network confirm the miner’s work. A miner that is successful in adding a block to the blockchain is automatically awarded a fixed amount of bitcoin for its efforts plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the means by which new bitcoin enter circulation. This reward system, called proof of work, also ensures that the local copies of the Bitcoin blockchain maintained by participants in the Bitcoin network are kept in consensus with one another.

The Bitcoin Market

Bitcoin had a total market capitalization of approximately $527 billion as of September 30, 2023. Bitcoin spot trading occurs on venues in the U.S. that are licensed to conduct that business by the NYDFS, other venues in the U.S., and non-U.S. venues. In addition, bitcoin futures and options trading occur on exchanges in the U.S. regulated by the CFTC. The market for trading of CFTC-regulated bitcoin derivatives has developed substantially since the first regulated derivative offerings were launched in December 2017. For the three months ending on September 30th, 2023, CME Bitcoin Futures traded approximately $1.08 billion per day and maintained an average open interest of approximately $1.34 billion per day. The ecosystem has further expanded beyond these contracts with growing volumes seen in both CME’s Options on Bitcoin Futures and Micro Bitcoin Futures, which launched in January 2020 and May 2021, respectively.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves a high degree of risk. Any investment made in the Trust may result in a total loss of the investment. There is no assurance that the Trust will generate a profit for investors. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears under the section titled “Risk Factors.”

Risks Related to Bitcoin

•	Bitcoin has historically exhibited high price volatility relative to more traditional asset classes.
•	The price of bitcoin may be impacted by the behavior of a small number of influential individuals or companies.
•	User adoption of bitcoin may slow down, stop, or reverse entirely.
•	Potential amendments to the Bitcoin network’s protocols and software could, if accepted and authorized by the Bitcoin network community, adversely affect an investment in the Trust.
•	A temporary or permanent blockchain “fork” could adversely affect an investment in the Shares.
•	Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Trust.

Risks Related to the Cybersecurity of Bitcoin

•	Flaws in the source code of Bitcoin, or flaws in the underlying cryptography, could leave the Bitcoin network vulnerable to a multitude of attack vectors.
•	Security threats to the Trust’s account with the Bitcoin Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Risks Related to the Regulatory Environment of Bitcoin

•	As bitcoin and the broader digital assets ecosystem has grown, it has begun to attract more regulatory attention around the globe. The future regulatory environment is uncertain and varies by country or even within countries. Failure to appropriately regulate the digital assets ecosystem could stifle innovation which could adversely impact the shares.
•	Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or the protections afforded by the Commodity Exchange Act (the “CEA”).
•	Future regulations may require the Trust and the Sponsor to become registered, which may cause the Trust to liquidate.
•	If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s, or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust, or the Sponsor as a money service business under the regulations promulgated by the Financial Crimes Enforcement Network (“FinCEN”) under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust, or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring, and/or nonrecurring expenses to the Authorized Participant, Trust, or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.
•	The tax treatment of bitcoin transactions involving bitcoin for U.S. federal income tax purposes is uncertain and may change, which could adversely affect the value of an investment in the Shares.
•	Intellectual property rights claims may adversely affect the operation of the Bitcoin network.

Risks Related to the Markets and Service Ecosystems for Bitcoin

•	The venues through which bitcoin trades are relatively new and may be more exposed to operational problems or failures than established, regulated exchanges for other financial assets or instruments, including fraud, manipulation, and security breaches, which could adversely affect the value of bitcoin and therefore adversely affect an investment in the Shares.
•	Political or economic crises may motivate large-scale sales of bitcoin, which could result in a reduction in the prices of bitcoin and adversely affect an investment in the Shares.
•	Ownership of bitcoin is pseudonymous, and the supply of accessible bitcoin is unknown. Entities with substantial holdings in bitcoin may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of bitcoin and adversely affect an investment in the Shares.

Risks Related to the Trust and the Shares

•	The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin.
•	The NAV or Principal Market NAV may not always correspond to the market price of the Shares.
•	The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.
•	The Trust is subject to risks due to its concentration of investments in a single asset.
•	The lack of active trading markets for the Shares of the Trust may result in losses on Shareholders’ investments at the time of disposition of Shares.
•	The amount of bitcoin represented by the Shares will decline over time.
•	Shareholders could incur a tax liability without an associated distribution of the Trust.
•	The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.
•	Shareholders that are not Authorized Participants or who are unable to transact in Baskets through Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.
•	The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent, or the Bitcoin Custodian under the Trust Agreement.
•	Bitcoin spot trading venues are not subject to the same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented, or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment, or in other reports filed with the SEC in the future.

Risks Related to Bitcoin

Bitcoin has historically exhibited high price volatility relative to more traditional asset classes.

There were steep increases in the value of bitcoin over the course of 2017. These increases were followed by steep drawdowns throughout 2018. Following the drawdowns, bitcoin prices increased during 2019, decreased significantly again in early 2020 amidst broader declines as a result of the COVID-19 pandemic before increasing later in the year, and increased again in early 2021 to reach all-time highs. Episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout 2021-2022, and over the course of 2023, bitcoin prices have continued to exhibit extreme volatility. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin. The value of the Trust’s investments in bitcoin could decline rapidly, including to zero, resulting in a corresponding decline in the value of the Shares.

Bitcoin’s historical volatility may be due to speculation regarding potential future appreciation in value, which could adversely affect an investment in the Shares.

Momentum investing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by anticipated future appreciation in value. Momentum investing in bitcoin may have contributed, and may continue to contribute, to speculation regarding potential future appreciation in the value of bitcoin, inflating and making these prices more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of bitcoin, and, in turn, an investment in the Trust.

Some market observers have asserted that the bitcoin market often experiences pricing “bubbles” and have predicted that, in time, the value of bitcoin will fall to a fraction of its current value, or even to zero.

Bitcoin has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

The price of bitcoin may be impacted by the behavior of a small number of influential individuals or companies.

The price of bitcoin has experienced increased volatility resulting from the statements and actions of individuals in the bitcoin and broader technology community. Filings by companies and social media statements by prominent individuals have in the past and may in the future have an outsized impact on the price of bitcoin relative to fundamental value considerations. To the extent that the actions of one or more companies or individuals leads to an increase in the price of bitcoin, a reversal of such position by the company or individual may have a sharp, negative impact on the price of bitcoin and the value of the Shares.

For example, in the first half of 2022, each of Celsius Network LLC (“Celsius Network”), Voyager Digital Ltd. (“Voyager Digital”), and Three Arrows Capital, Ltd. (“Three Arrows Capital”) declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO who was subsequently convicted of seven counts of fraud and conspiracy. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. (“BlockFi”) and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the ‟2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers, or to the digital asset industry as a whole.

User adoption of bitcoin may slow down, stop, or reverse entirely.

The further development and acceptance of the Bitcoin network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Bitcoin network faces significant obstacles to increasing the usage of bitcoin without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping, or reversing of the development or acceptance of the Bitcoin network may adversely affect the price of bitcoin and therefore an investment in the Shares.

The use of bitcoin to, among other things, buy and sell goods and services is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. Bitcoin is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty. The factors affecting the further development of this industry, include, but are not limited to:

•	continued worldwide growth or possible cessation or reversal in the adoption and use of bitcoin and other digital assets;

•	government and quasi-government regulation of bitcoin and other digital assets and their use, including taxation of bitcoin transactions, or restrictions on or regulation of access to and operation of the Bitcoin network and other digital asset networks;

•	changes in consumer demographics and public tastes and preferences, including the possibility that market participants may come to prefer other digital assets to bitcoin for a variety of reasons, including that such other digital currencies may have features (like different consensus mechanisms) or uses (like the ability to facilitate smart contracts) that bitcoin lacks;

•	the maintenance and development of the open-source software protocol of the Bitcoin network;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	the use of the networks supporting digital assets for developing smart contracts and distributed applications;

•	general economic conditions and the regulatory environment relating to digital assets; and

•	negative consumer or public perception of bitcoin specifically and other digital assets generally.

Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares.

Bitcoin has only recently become selectively accepted as a means of payment for goods and services by some retail and commercial outlets, and the use of bitcoin by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from bitcoin trading venues, bitcoin-related companies, or service providers; or maintain accounts for persons or entities transacting in bitcoin or providing bitcoin-related services. In addition, some taxing jurisdictions, including the U.S., treat the use of bitcoin as a medium of exchange for goods and services to be a taxable sale of bitcoin, which could discourage the use of bitcoin as a medium of exchange, especially for a holder of bitcoin that has appreciated in value. See “—Risks Related to the Regulatory Environment of Bitcoin—The tax treatment of bitcoin and other digital assets is uncertain and may be adverse, which could adversely affect the value of an investment in the Shares.”

Conversely, a significant portion of bitcoin’s demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short or long-term holding of the asset. Price volatility undermines bitcoin’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Use of bitcoin as a medium of exchange and payment method may always be low. A lack of expansion by bitcoin into retail and commercial markets, or a contraction of such use, may result in damage to the public perception of bitcoin and the utility of bitcoin as a payment system, increased volatility, or a reduction in the value of bitcoin, all of which could adversely impact an investment in the Shares. There can be no assurance that such acceptance will grow, or not decline, in the future.

While bitcoin, the first widely used digital asset, and many other digital assets were created and mainly serve as a form of money, digital assets can be used to do more complicated things. Some digital assets were built specifically with more complex use cases in mind. For example, the Ethereum network was designed primarily to facilitate smart contracts, with the digital asset ether serving as the transactional mechanism for many portions of such contracts. Smart contracts are programs that automatically execute on a blockchain, allowing for a myriad of interesting applications to be built. It is possible that market demand for digital assets with use cases beyond serving as a form of money could over time reduce the market demand for bitcoin, which would adversely impact the price of bitcoin and, as a result, an investment in the Shares. Additionally, certain digital assets use non-blockchain technologies, like Directed Acyclic

Graph data structures, to maintain consensus. To the extent market participants come to prefer these other consensus mechanisms or digital assets that use non-blockchain technology, the value of bitcoin, and therefore an investment in the Shares, may be adversely affected.

Bitcoin faces significant scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective.

The Bitcoin network, like many digital asset networks, faces significant scaling challenges. Since January 1, 2019, bitcoin transaction fees have increased from $0.18 per bitcoin transaction, on average, to a high of $60.95 per transaction, on average, on April 20, 2021. As of December 31, 2022, bitcoin transaction fees were $1.17 per transaction, on average. Increased fees and decreased settlement speeds could preclude certain uses for bitcoin (e.g., micropayments), and could reduce demand for, and the price of, bitcoin, which could adversely impact the value of the Shares. In May 2023, events related to the adoption of ordinals, which are a means of inscribing digital content on the bitcoin blockchain, caused transaction fees to temporarily spike above $30 per transaction. As of October 1, 2023, bitcoin transaction fees were averaging $2.22 per transaction.

An increasing number of wallets and digital asset intermediaries, such as exchanges, have begun supporting segregated witness and the “Lightning Network,” or similar technology. However, the Lightning Network does not yet have material adoption as of May 2021. Additionally, the Lightning Network has not yet seen significant use, and there are open questions about Lightning Network services, such as its cost and who will serve as intermediaries, among other questions.

As the use of digital asset networks increases without a corresponding increase in throughput of the networks, average fees and settlement times can increase significantly. Bitcoin’s network has been, at times, at capacity, which has led to increased transaction fees. During the five-year period from July 1, 2018, to June 30, 2023, average bitcoin transaction fees increased from $0.69 per transaction to $2.38 per transaction, with a high of $62.78 per transaction on April 21, 2021.

Increased fees and decreased settlement speeds could preclude certain use cases for bitcoin (e.g., micropayments), and could reduce demand for and the price of bitcoin, which could adversely impact an investment in the Shares.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of transactions in bitcoin will be effective, or how long these mechanisms will take to become effective, which could adversely impact an investment in the Shares.

Miners could act in collusion to raise transaction fees, which may adversely affect the usage of the Bitcoin network.

Miners, functioning in their transaction confirmation capacity, collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin network. Mining occurs globally, and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact the attractiveness of the Bitcoin network and may adversely impact an investment in the Shares.

Competition from central bank digital currencies (“CBDCs”) and other digital assets could adversely affect the value of bitcoin and other digital assets.

Central banks have introduced digital forms of legal tender (CBDCs). China’s CBDC project, known as Digital Currency Electronic Payment, has been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as a form of legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the value of bitcoin could decrease, which could adversely affect an investment in the Trust.

Competing digital assets may adversely affect the value of bitcoin and digital assets.

Promoters of other digital assets claim that those digital assets have solved certain of the purported drawbacks of the Bitcoin network, for example, allowing faster settlement times, reducing mining fees, or reducing electricity usage in connection with mining. If these digital assets are successful, such success could reduce demand for bitcoin and adversely affect the value of bitcoin and an investment in the Trust.

Prices of bitcoin may be affected due to stablecoins, the activities of stablecoin issuers, and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the bitcoin market through its trading in bitcoin. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of bitcoin. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the bitcoin market. In addition, some have argued that some stablecoins, particularly those launched by Tether Limited Inc. (“Tether”), are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for bitcoin, raising its price, and also argue that those associated with certain stablecoins are involved in laundering money.

On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial Ltd. (“Circle Internet Financial”) that is commonly used as a method of payment in digital asset markets, including the bitcoin market. An affiliate of the Sponsor acts as investment manager to a money market fund, the Circle Reserve Fund, which the issuer of USDC uses to hold cash, U.S. Treasury bills, notes, and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at one U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that U.S.$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for bitcoin. Because a large portion of the digital asset market still depends on stablecoins such as Tether stablecoin and USDC, there is a risk that a disorderly de-pegging or a run on Tether stablecoin or USDC could lead to dramatic market volatility in digital assets more broadly.

Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are sued to bay for other digital assets (including bitcoin), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the bitcoin market, and could affect the value of bitcoin, and, in turn, impact an investment in the Shares.

Potential amendments to the Bitcoin network’s protocols and software could, if accepted and authorized by the Bitcoin network community, adversely affect an investment in the Trust.

The Bitcoin network uses a cryptographic protocol to govern the interactions within the Bitcoin network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to bitcoin on Github.com. The core developers can propose amendments to the Bitcoin network’s source code that could alter the protocols and software of the Bitcoin network and the properties of bitcoin. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin. The Bitcoin network could be subject to new protocols and software that may adversely affect an investment in the Trust, to the extent that a significant majority of the users and miners on the Bitcoin network install such software upgrades.

The open-source structure of the Bitcoin network protocol means that certain core developers and other contributors may not be directly compensated for their contributions in maintaining and developing the Bitcoin network protocol. A failure to properly monitor and upgrade the Bitcoin network protocol could damage the Bitcoin network.

The Bitcoin network operates based on open-source protocol maintained by a group of core developers. As the Bitcoin network protocol is not sold and its use does not generate revenue for development teams, core developers may not be directly compensated for maintaining and updating the Bitcoin network protocol. Consequently, developers may lack a financial incentive to maintain or develop the network, and the core developers may lack the resources to adequately address emerging issues with the network. There can be no guarantee that developer support will continue or be sufficient in the future. Additionally, some development and developers are funded by companies whose interests may be at odds with other participants in the network or with investors’ interests. To the extent that material issues arise with the Bitcoin network protocol and the core developers and open-source contributors are unable or unwilling to address the issues adequately or in a timely manner, the Bitcoin network and an investment in the Shares may be adversely affected.

The decentralized corporate governance of bitcoin may lead to ineffective decision-making that slows development or prevents the Bitcoin network from overcoming important obstacles.

Governance of decentralized networks, such as the Bitcoin network, is by voluntary consensus and open competition. Bitcoin has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. This approach to governance may adversely affect bitcoin’s utility and ability to grow and face challenges, both of which may require solutions and a directed effort to overcome problems, especially long-term problems. In 2017, a seemingly simple, technical issue divided the bitcoin community: namely, whether to increase the block size of the blockchain or to implement another change to increase the scalability of bitcoin, known as “segregated witness,” and help it continue to grow. It took segregated witness nearly two years to be implemented after being first proposed in 2015. In response to the segregated witness soft fork, some community members on the opposing side of the divide decided to initiate a hard fork to avoid the protocol update, resulting in the creation of Bitcoin Cash. The extreme polarization across the two sides of the debate was referred to as a “governance crisis” for decentralized assets given the duration and effort required to move forward with an advancement in the protocol. See “—Bitcoin faces significant scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective.”

To the extent lack of clarity in corporate governance of bitcoin leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

If the award of new bitcoin for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending processing power to solve blocks and confirmations of transactions on the Bitcoin blockchain could be slowed temporarily. A reduction in the processing power expended by miners on the Bitcoin network could increase the likelihood of a malicious actor or botnet obtaining control.

Miners generate revenue from both newly created bitcoin, known as the “block reward,” and from fees taken upon verification of transactions. See “Bitcoin and the Bitcoin Market—Bitcoin and the Bitcoin Network.” If the aggregate revenue from transaction fees and the block reward is below a miner’s cost, the miner may cease operations. If the award of new units of bitcoin for solving blocks declines and/or the difficulty of solving blocks increases, and transaction fees voluntarily paid by participants are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. The current fixed reward for solving a new block on the Bitcoin network is 6.25 bitcoin per block, which decreased from 12.5 bitcoin in May 2020. It is estimated that it will halve again in about four years after the previous halving. This reduction may result in a reduction in the aggregate hash rate of the Bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin network more vulnerable to a malicious actor or botnet obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Bitcoin network may adversely affect an investment in the Shares.

If profit margins of bitcoin mining operations are not sufficiently high, miners may elect to immediately sell bitcoin earned by mining, resulting in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

Bitcoin network mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units, and first-generation ASIC (application-specific integrated circuit) machines. New processing power is predominantly added to the Bitcoin network currently by “professionalized” mining operations. Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs, and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin network validators and have more defined, regular expenses and liabilities. In past years, individual miners are believed to have been more likely to hold newly mined bitcoin for extended periods.

A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined bitcoin rapidly, and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the new bitcoin mined each day will be sold into the bitcoin market more rapidly, thereby reducing bitcoin prices. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

To the extent that any miners exclude some or all transactions, significant increases in fees and widespread delays in the recording of transactions could result in a loss of confidence in the Bitcoin network, which could adversely impact an investment in the Shares.

To the extent that any miners solve blocks that exclude some or all transactions that have been transmitted to the Bitcoin network, such transactions will not be recorded on the blockchain until another miner solves a block that incorporates those transactions. Some in the bitcoin community have suspected that certain technologies (for example, before segregated witness was activated, ASICBoost) enhance speed and reduce electricity use of mining while reducing the number of transactions that are included in mined blocks on the Bitcoin network. To the extent that more blocks are mined without transactions, transactions will settle more slowly, and fees will increase. This could result in a loss of confidence in the Bitcoin network, which could adversely impact an investment in the Shares.

As technology advances, miners may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the bitcoin mining population could adversely affect the Bitcoin network and an investment in the Trust.

Due to the increasing demand for digital asset mining hardware, miners may be unable to acquire the proper mining equipment or suitable amounts of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a digital asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the bitcoin market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of bitcoin and the value of the Trust.

A temporary or permanent blockchain “fork” could adversely affect an investment in the Shares.

The Bitcoin network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Bitcoin network, with one group running the pre modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of bitcoin running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. For example, in August 2017, bitcoin “forked” into bitcoin and a new digital asset, bitcoin cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. Since then, bitcoin has been forked numerous times to launch new digital assets, such as bitcoin gold, bitcoin silver, and bitcoin diamond. Additional hard forks of the Bitcoin blockchain could impact demand for bitcoin or other digital assets and could adversely impact an investment in the Shares.

Furthermore, a hard fork can introduce new security risks. For example, when Ethereum and Ethereum Classic split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued trading venues through at least October 2016. An exchange announced in July 2016 that it had lost 40,000 ether tokens from the Ethereum Classic network, which was worth about $100,000 at that time, as a result of replay attacks. Another possible result of a hard fork is an inherent decrease in the level of security. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the Bitcoin network, thereby making the network more susceptible to attack.

A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect bitcoin’s viability. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of bitcoin while resisting community-led efforts to merge the two chains. This would result in a permanent fork, as in the case of Ethereum and Ethereum Classic, as detailed above.

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, determine what action the Trust shall take. In the event of a fork, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network it believes is generally accepted as the Bitcoin network and should therefore be considered the appropriate network, and the associated asset as bitcoin, for the Trust’s purposes. The Sponsor may decide to cause the Trust to sell any rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of bitcoins and arise without any action of the Trust, or of the Sponsor or Trustee on behalf of the Trust (“Incidental Rights”) and/or virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Virtual Currency”) for cash (including, as determined by the Sponsor, in the case of a fork, the asset that is not generally accepted as bitcoin, or in the case of an airdrop, the airdropped asset) and distribute the cash proceeds or distribute them in-kind to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. However, the Sponsor may instead determine, in its sole discretion, to permanently and irrevocably abandon such Incidental Rights or IR Virtual Currency for no consideration. In the case of abandonment of Incidental Rights or IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. In general, if a hard fork, airdrop, or similar event occurs in the Bitcoin blockchain, it is expected that the Trust will either (i) disclaim any new digital asset created (including, in the case of a hard fork, the asset that is not generally accepted as bitcoin, or in the case of an airdrop, the airdropped asset), (ii) sell such new digital assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders, or (iii) distribute the new digital assets in-kind as soon as reasonably practicable to the Shareholders or to an agent acting on behalf of the Shareholders.

Cybersecurity Risks Related to Bitcoin.

Flaws in the source code of Bitcoin, or flaws in the underlying cryptography could leave the Bitcoin network vulnerable to a multitude of attack vectors.

If the source code or cryptography underlying bitcoin proves to be flawed or ineffective, malicious actors may be able to steal bitcoin held by others, which could negatively impact the demand for bitcoin and therefore adversely impact the price of bitcoin. In the past, flaws in the source code for bitcoin have been discovered. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. In addition, the cryptography underlying bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry, and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to steal bitcoin held by others, which could adversely affect the demand for bitcoin and therefore adversely impact the price of bitcoin. Even if the affected digital asset is not bitcoin, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively impact the demand for bitcoin and therefore adversely affect an investment in the Shares.

Additionally, if a malicious actor or botnet (i.e., a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of more than 50% of the processing power of the Bitcoin network, such actor or botnet could alter the blockchain and adversely affect the value of bitcoin, which would adversely affect the value of the Trust’s investments. The Bitcoin network is subject to control by entities that capture a significant amount of the network’s processing power or a significant number of developers or intermediaries important for the operation and maintenance of the Bitcoin network. The Bitcoin network is secured by proof of work and depends on the strength of processing power of participants to protect the network. If a malicious actor or botnet obtains a majority of the processing power dedicated to mining on the Bitcoin network, it may be able to alter the blockchain on which the network and most transactions rely by constructing fraudulent blocks or preventing certain transactions from being completed in a timely manner or at all. The malicious actor or botnet could control, exclude, or modify the ordering of transactions. However, it could not generate new bitcoin units or transactions using such control. The malicious actor could “double-spend” its own bitcoin units (i.e., spend the same units in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down confirmations of transactions on the Bitcoin network.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares. In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.

Although there have been no reports of such activity on the Bitcoin network, certain mining pools may have exceeded the 50% threshold on the Bitcoin network in the past. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of digital asset transactions, and this risk is heightened if over 50% of the processing power on the Bitcoin network falls within the jurisdiction of a single governmental authority. To the extent that the Bitcoin ecosystem, including the core developers and the administrators of mining pools, does not act to ensure greater decentralization of mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect an investment in the Shares. See “—Risks Related to the Regulatory Environment of Bitcoin.”

A malicious actor may also obtain control over the Bitcoin network through its influence over core or influential developers. For example, this could allow the malicious actor to stymie legitimate network development efforts or attempt to introduce malicious code to the network under the guise of a software improvement proposal by such a developer, which could adversely impact the Bitcoin ecosystem and subject the Trust to risks of malicious action.

By using cancer nodes, a malicious actor can disconnect the target user from the bitcoin economy entirely by refusing to relay any blocks or transactions.

Separate from the cybersecurity risks of the Bitcoin protocol, entities that custody or facilitate the transfers or trading of bitcoin have been frequent and successful targets of cybersecurity attacks, leading to significant theft of bitcoin. See “Bitcoin and the Bitcoin Market—The Bitcoin Market—Forms of Attack.”

If any of these exploitations or attacks occur, it could result in a loss of public confidence in bitcoin and a decline in the value of bitcoin and, as a result, adversely impact an investment in the Shares.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transaction could adversely affect an investment in the Trust.

Bitcoin transactions are not reversible. Once a transaction has been verified and recorded in a block that is added to the Bitcoin blockchain, an incorrect transfer of a digital asset, such as bitcoin, or a theft of bitcoin generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s bitcoin is handled by the Bitcoin Custodian, and the transfer of bitcoin to and from Authorized Participants or their agents is directed by the Sponsor. If the Bitcoin Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s bitcoin holdings, and the Trust’s private key(s) is (are) lost, destroyed, or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its bitcoin, which could adversely affect an investment in the Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s bitcoin holdings are stolen, including from or by the Bitcoin Custodian, the Trust could lose some or all of its bitcoin holdings, which could adversely impact an investment in the Shares of the Trust.

Security threats to the Trust’s account with the Bitcoin Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

The Trust and its service providers’ use of internet, technology, and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cybersecurity breaches of those technological or information systems. Security breaches, computer malware, ransomware, and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s bitcoin held in the Trust’s account with the Bitcoin Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage, or steal the Trust’s bitcoin and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor, or the Bitcoin Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s bitcoin may be subject to theft, loss, destruction, or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s bitcoin. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect, or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Bitcoin Custodian, the private keys (and therefore bitcoin), or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Bitcoin Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Bitcoin Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Bitcoin Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation, and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Custody Agreement is terminated or the Bitcoin Custodian fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s bitcoins, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Bitcoin Custodian to operate. The Bitcoin Custodian performs essential functions in terms of safekeeping the Trust’s bitcoin, and its affiliate, Coinbase, Inc. (“Coinbase”), facilitates the selling of bitcoin by the Trust to pay the Sponsor’s fee and, to the extent applicable, other Trust expenses. If the Bitcoin Custodian fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

On March 22, 2023, Coinbase and the Bitcoin Custodian’s parent company, Coinbase Global Inc. (“Coinbase Global” and, together, the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase’s violations of the Exchange Act to the same extent as Coinbase. The SEC’s complaint against the Relevant Coinbase Entities does not allege that bitcoin is a security nor does it allege that Coinbase’s activities involving bitcoin caused the alleged registration violations, and the Bitcoin Custodian was not named as a defendant. The SEC’s complaint seeks a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. Coinbase could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition, and ability to provide services to the Trust could be affected. If Coinbase were to be required or choose as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Bitcoin Custodian is not named in the complaint, if Coinbase Global, as the parent of the Bitcoin Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

If the Custody Agreement is terminated, the Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s bitcoin under the same terms as the current Custody Agreement or at all. To the extent that the Sponsor is not able to find a suitable party willing to serve as the Bitcoin Custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custody Agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement Bitcoin Custodian, its operations could be adversely affected.

A disruption of the internet may affect the use of bitcoin and subsequently the value of the Shares.

Bitcoin is dependent upon the internet. A significant disruption in internet connectivity could disrupt the Bitcoin network’s operations until the disruption is resolved and have an adverse effect on the price of bitcoin. In particular, some variants of digital assets have been subjected to a number of denial-of-service attacks, which have led to temporary delays in block creation and in the transfer of the digital assets. While in certain cases in response to an attack, an additional hard fork has been introduced to increase the cost of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that if bitcoin increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.

Bitcoin is also susceptible to border gateway protocol (“BGP”) hijacking. Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the Bitcoin network, participants may lose faith in the security of bitcoin, which could affect bitcoin’s value and consequently the value of the Shares.

Any future attacks that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of an investment in the Shares.

Risks Related to the Regulatory Environment of Bitcoin

As bitcoin and the broader digital assets ecosystem has grown, it has begun to attract more regulatory attention around the globe. The future regulatory environment is uncertain and varies by country or even within countries. Failure to appropriately regulate the digital assets ecosystem could stifle innovation which could adversely impact the shares.

As bitcoin and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users, and the digital asset exchange market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

For example, the events of 2022, including, among others, the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, or similar future events, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Bitcoin and crypto asset markets. Further, in 2023, the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws, and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function, or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares. In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the exchanges involved in the sale of tokens in an initial coin offering (“ICO”) may be required to register with FinCEN as money transmitters and comply with the anti-money laundering regulations applicable to money transmitters.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the Bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the NYDFS, businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. For example, in October 2023, California introduced a license regime for those engaged in digital financial asset business activity, which will impose licensing requirements and ongoing compliance obligations for those engaged in such activity with or on behalf of a resident of California when the laws become effective in July 2025.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

In addition, a determination that bitcoin is a security under U.S. or foreign law could adversely affect an investment in the Shares. See “—Future regulations may require the Trust and the Sponsor to become registered, which may cause the Trust to liquidate.”

The Bitcoin network requires significant electricity to mine and it is possible that certain jurisdictions will implement regulations regarding the energy consumption of the Bitcoin network, which could result in a significant reduction in mining activity and adversely affect the security of the Bitcoin network.

In addition to financial regulation, concerns have been raised about the electricity required to secure and maintain the Bitcoin network because of the high energy usage required for bitcoin mining, and bitcoin may be subject to regulation stemming from energy usage and/or climate concerns. A number of states and countries have adopted, or are considering the adoption of, regulatory frameworks to impede bitcoin mining and/or bitcoin use more broadly.

On August 18, 2023, the network hash rate on the Bitcoin network reached 414 exahashes per second. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. The operations of the Bitcoin network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the Bitcoin network’s total energy consumption, including the costs of cooling the machines that perform these calculations. Due to concerns around energy consumption, particularly as such concerns relate to public utilities companies, various states and cities have implemented, or are considering implementing, moratoriums on Bitcoin mining in their jurisdictions. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state and, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts.

Depending on how futures regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the CEA.

The Trust is not an investment company subject to the 1940 Act, and the Sponsor believes that the Trust is not required to register under such act. Accordingly, investors do not have the protections afforded by that statute, which is designed to ensure that registered funds are acting in their investors’ best interests, minimize conflicts of interest, and provide for the impartial oversight of investment companies. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority), who must approve such registered investment companies’ advisory and subadvisory contracts. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue. In addition, under Section 36(b) of the 1940 Act, investment advisers to registered investment companies have an express fiduciary duty with respect to their receipt of compensation for services.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future regulations may require the Trust and the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which bitcoin is treated for classification and clearing purposes. In particular, certain transactions in bitcoin may be deemed to be commodity interests under the CEA, or bitcoin may be classified by the SEC as a “security” under U.S. federal securities laws. Public statements by senior officials at the SEC, including a June 2018 speech by the director of the SEC’s Division of Corporation Finance, indicate that such officials do not believe that bitcoin is a security. Such statements are not official policy statements by the SEC and reflect only the speaker’s views, which are not binding on the SEC or any other agency or court. If bitcoin is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for bitcoin as a digital asset. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to dissolve the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has not asserted regulatory authority over bitcoin or trading or ownership of bitcoin and has not expressed the view that bitcoin should be classified or treated as a security for purposes of U.S. federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in a letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. The SEC also has determined that certain digital assets are securities under the U.S. federal securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including bitcoin. Finally, the SEC’s Office of Compliance Inspections and Examinations (“OCIE”) stated that digital assets were an examination priority. In particular, OCIE intended to focus its examination on portfolio management of digital assets, safety of client funds and assets, pricing and valuation of client portfolios, compliance and internal controls, and supervision of employee outside business activities.

The CFTC has regulatory jurisdiction over the bitcoin futures markets. In addition, because the CFTC has determined that bitcoin is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for bitcoin. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving bitcoin that do not utilize collateral, leverage, or financing. The National Futures Association (“NFA”) is the self-regulatory agency for the U.S. futures industry, and as such has jurisdiction over bitcoin futures. However, the NFA does not have regulatory oversight authority for the cash or spot market for bitcoin trading or transactions.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s, or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust, or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust, or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust, or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust, or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust, or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN, and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust, or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause an Authorized Participant, the Trust, or the Sponsor to incur extraordinary expenses. If an Authorized Participant, the Trust, or the Sponsor decide to seek the required licenses, there is no guarantee that they will timely receive them. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust, or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to timely acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity. An Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to dissolve the Trust. Dissolution by an Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any dissolution of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

The tax treatment of bitcoin transactions involving bitcoin for U.S. federal income tax purposes is uncertain and may change, which could adversely affect the value of an investment in the Shares.

Current U.S. Internal Revenue Service (“IRS”) guidance indicates that bitcoin should be treated and taxed as property, not as currency, for U.S. federal income tax purposes, and that transactions involving the payment of bitcoin in return for goods and services should be treated as barter transactions. Such exchanges result in capital gain or loss measured by the difference between the price at which bitcoin is exchanged and the taxpayer’s basis in the bitcoin. However, because bitcoin is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin may change from that described in this prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of bitcoin may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving bitcoin. In addition, the IRS and U.S. Department of Treasury have proposed regulations regarding the tax information reporting rules for cryptocurrency transactions. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein should not be used as any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.

The tax treatment of bitcoin and transactions involving bitcoin for state and local tax purposes is uncertain and may change, which could adversely affect the value of an investment in the Shares.

A number of states have issued their own guidance regarding the tax treatment of certain digital assets for state income or sales tax purposes. The New York State Department of Taxation and Finance (“NYSDTF”), for example, has issued guidance regarding the application of state tax law to virtual currency. The agency determined that New York State would follow IRS guidance with respect to the treatment of virtual currency for state income tax purposes. Furthermore, the NYSDTF concluded that virtual currency is a form of “intangible property,” meaning that transactions using virtual currency to purchase goods or services may be subject to state sales tax under barter transaction treatment. Where a state adopts a different treatment, such treatment may have negative consequences for investors in digital assets, including the potential imposition of a greater tax burden on investors in digital assets or the potential imposition of greater costs on the acquisition and disposition of digital assets. In either case, such different tax treatment may potentially have a negative effect on the price of bitcoin and a negative impact on the NAV of the Trust.

A hard “fork” or airdrop of the Bitcoin blockchain could result in Shareholders incurring a tax liability.

If a hard fork, airdrop, or similar event occurs in the Bitcoin blockchain, it is expected that the Trust will either (i) disclaim all rights to the digital assets so created (including, in the case of a hard fork, the asset that is not generally accepted as bitcoin, or in the case of an airdrop, the airdropped asset), (ii) sell such new digital assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders, or (iii) distribute the new digital assets in-kind as soon as reasonably practicable to the Shareholders or to an agent acting on behalf of the Shareholders. The IRS has held that a hard fork or airdrop resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income.

Current IRS guidance does not address whether income recognized by a non-U.S. person as a result of a hard fork, airdrop, or similar occurrence could be subject to the 30% withholding tax imposed on U.S. source “fixed or determinable annual or periodical gains, profits and income” (“FDAP”). A Non-U.S. Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of the new digital asset.

The receipt, distribution, and/or sale of the new digital asset may cause Shareholders to incur a United States federal, state, and/or local, or non-U.S. tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

A U.S. Tax-Exempt Shareholder may recognize “unrelated business taxable income” as a consequence of an investment in the Shares.

Under current IRS guidance, hard forks, airdrops, and similar events with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) would constitute “unrelated business taxable income” (“UBTI”). U.S. Tax-Exempt Shareholders should consult their tax advisers regarding whether such Shareholders may recognize UBTI as a consequence of an investment in the Shares.

Intellectual property rights claims may adversely affect the operation of the Bitcoin network.

Third parties may assert intellectual property claims relating to the holding and transfer of bitcoin and its source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer bitcoin may adversely affect an investment in the Trust. Additionally, a meritorious intellectual property claim could prevent the Trust and other end-users from accessing, holding, or transferring bitcoin, which could force the liquidation of the Trust’s holdings of bitcoin. As a result, an intellectual property claim against the Trust or other large bitcoin participants could adversely affect an investment in the Shares.

Risks Related to the Markets and Service Ecosystems for Bitcoin.

The venues through which bitcoin trades are relatively new and may be more exposed to operational problems or failure than established, regulated exchanges for other financial assets or instruments, including fraud, manipulation, and security breaches, which could adversely affect the value of bitcoin and therefore adversely affect an investment in the Shares.

Venues through which bitcoin trades are relatively new and, in some cases, unregulated. These venues are local, national, and international and include a broadening range of digital assets and participants. Bitcoin trading venues may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. In particular, those located outside the U.S. may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the U.S., or may, as a practical matter, be beyond the ambit of the U.S. and are generally subject to different regulatory requirements than venues for trading more traditional assets, and may be subject to limited or no regulation, especially outside the U.S. Furthermore, many such trading venues, including exchanges and over-the-counter trading venues, do not provide the public with significant information regarding their ownership structure, management teams, corporate practices, or regulatory compliance. A digital asset trading platform may use such information to “front-run” those orders, which may go undetected in part due to the lack of regulations requiring those platforms to adopt deterrence mechanisms.

Bitcoin trading venues may impose daily, weekly, monthly, or customer-specific transaction or distribution limits or suspend withdrawals entirely, rendering the exchange of bitcoin for fiat currency difficult or impossible. Participation in bitcoin trading on some venues requires users to take on credit risk by transferring digital assets from a personal account to a third party’s account, which could discourage trading on those venues.

The nature of the assets held at bitcoin exchanges makes them appealing targets for hackers, and over the past several years, a number of bitcoin exchanges have been closed due to fraud, failure, or security breaches. In many of these instances, the customers of such exchanges were not compensated or made whole for the partial or complete losses of their account balances in such exchanges. While smaller trading venues are generally less likely to have the infrastructure and capitalization that make larger trading venues more stable, larger trading venues are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems). For example, in 2014, the collapse of the largest bitcoin exchange at the time, Mt. Gox, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry. Mt. Gox filed for bankruptcy protection in Japan in late February 2014 amid reports the exchange lost up to 850,000 bitcoin, valued then at over $450 million.

Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. In August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large bitcoin exchange. The value of bitcoin immediately decreased by more than 10% following reports of the theft at Bitfinex. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, Japan-based exchange Coincheck reported that over $500 million worth of the digital asset NEM had been lost due to hacking attacks, resulting in significant decreases in the prices of bitcoin, ether, and other digital assets as the market grew increasingly concerned about the security of digital assets. Following South Korean-based exchange Coinrail’s announcement in early June 2018 about a hacking incident, the price of bitcoin and ether dropped more than 10%. In September 2018, Japan-based exchange Zaif announced that approximately $60 million worth of digital assets, including bitcoin, was stolen due to hacking activities. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. As described above, in November 2022, FTX halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO who was subsequently convicted of seven counts of fraud and conspiracy. There were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

Bitcoin trading venues that are regulated typically must comply with minimum net worth, cybersecurity, and anti-money laundering requirements, but are not typically required to protect customers to the same extent that other regulated trading platforms, such as national securities exchanges or designated contract markets, are required to do so. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located in the U.S. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggested of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic

“wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins.

Additionally, some academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain bitcoin exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

Furthermore, many bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of bitcoin on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset exchanges, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the bitcoin market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the bitcoin network and trading platforms; (4) malicious control of the bitcoin network; (5) trading based on material, nonpublic information (for example, plans of market participants to significant increase or decrease their holdings in bitcoin, or new sources of demand for bitcoin) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins”; and (7) fraud and manipulation at bitcoin trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in the crypto-asset market and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

No bitcoin exchange is immune from these risks. Operational problems or failures by bitcoin trading venue, or that of any other major component of the overall bitcoin ecosystem, can have an adverse effect on bitcoin markets and the price of bitcoin. While the Trust itself does not buy or sell bitcoin on bitcoin spot markets, the closure or temporary shutdown of bitcoin exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin network and can slow down the mass adoption of bitcoin. Fluctuations in bitcoin prices may reduce confidence in these venues or in bitcoin generally, which could adversely affect the price of bitcoin and therefore adversely affect an investment in the Shares.

Political or economic crises may motivate large-scale sales of bitcoin, which could result in a reduction in the prices of bitcoin and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, bitcoin is subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoin, either globally or locally. Large-scale sales of bitcoin would result in a reduction in its price and adversely affect an investment in the Shares.

Ownership of bitcoin is pseudonymous, and the supply of accessible bitcoin is unknown. Entities with substantial holdings in bitcoin may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of bitcoin and adversely affect an investment in the Shares.

There is no registry showing which individuals or entities own bitcoin or the quantity of bitcoin that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early bitcoin adopters hold a significant proportion of the bitcoin that has been created to date. There are no regulations in place that would prevent a large holder of bitcoin from selling bitcoin it holds. To the extent such large holders of bitcoin engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of bitcoin and adversely affect an investment in the Shares. For example, in March 2018, it was reported that the trustee overseeing the bankruptcy of the Mt. Gox exchange had sold roughly $400 million worth of bitcoin and bitcoin cash belonging to the Mt. Gox bankruptcy estate. While the trustee has publicly stated that the sale was conducted in a manner that would avoid affecting the market price, others have speculated that corresponding reductions in the trading price of bitcoin were a result of these large sales. A significant quantity of bitcoin and bitcoin cash remain in the Mt. Gox bankruptcy estate, and the process for selling the estate’s remaining bitcoin and bitcoin cash has not yet been determined. Further large-scale sales or distributions, either by the Mt. Gox bankruptcy estate or other entities with substantial holdings, could result in selling pressure that may reduce the price of bitcoin and adversely affect an investment in the Shares.

Risks Related to the Trust and the Shares

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objective. Factors that may affect the Trust’s ability to meet its investment objective include:

•	the development and maintenance of an active trading market for Shares;

•	the continued participation of Authorized Participants;

•	the ability of Authorized Participants to obtain and dispose of bitcoin in an efficient manner to effectuate creation and redemption orders;

•	the liquidity of the bitcoin market;

•	the functioning of the markets on which bitcoin trades, which may also impact the Trust’s ability to value bitcoin;

•	the compliance of the Trust’s portfolio holdings with investment restrictions, policies, or regulatory or tax law requirements; and

•	the ability of the Trust to achieve or maintain an economically viable size.

The Trust is subject to risks due to its concentration of investments in a single asset.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset: bitcoin. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin, including the rise or fall in its price, sometimes rapidly or unexpectedly. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of bitcoin can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

Shareholders may not receive the benefits of any forks or “airdrops.”

The Bitcoin blockchain may be subject to forks or air drops that create new digital assets. Shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop, or similar event is uncertain. We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” The Sponsor has the right, in the Sponsor’s sole discretion, to determine: (i) with respect to any fork, airdrop, or similar event, what action the Trust shall take, and (ii) what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. If a hard fork, airdrop, or similar event occurs in the Bitcoin blockchain, it is expected that the Trust will either (i) disclaim any new digital asset created (including, in the case of a hard fork, the asset that is not generally accepted as bitcoin, or in the case of an airdrop, the airdropped asset), (ii) sell such new digital assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders, or (iii) distribute the new digital assets in-kind as soon as reasonably practicable to the Shareholders or to an agent acting on behalf of the Shareholders. The Sponsor intends to evaluate each fork, airdrop, or similar occurrence on a case-by-case basis in consultation with the Trust’s legal advisors, tax consultants, the Delaware Trustee, and the Bitcoin Custodian. The Sponsor is under no obligation to realize any economic benefit from any Incidental Rights or IR Virtual Currency on behalf of the Trust.

There are likely to be operational, tax, securities law, regulatory, legal, and practical issues that significantly limit, or prevent entirely, Shareholders’ ability to realize a benefit, through their Shares in the Trust, from any such Incidental Rights or IR Virtual Currency. For instance, the Bitcoin Custodian may not agree to provide access to Incidental Rights or IR Virtual Currency. In addition, the Sponsor may determine that there is no safe or practical way to custody the IR Virtual Currency, or that trying to do so may pose an unacceptable risk to the Trust’s holdings in Bitcoin, or that the costs of taking possession and/or maintaining ownership of the IR Virtual Currency exceed the benefits of owning the IR Virtual Currency. Additionally, laws, regulation, or other factors may prevent Shareholders from benefitting from the Incidental Right or IR Virtual Currency even if there is a safe and practical way to custody and secure the IR Virtual Currency. For example, it may be illegal to sell or otherwise dispose of the Incidental Right or IR Virtual Currency, or there may not be a suitable market into which the Incidental Right or IR Virtual Currency can be sold (immediately after the fork or airdrop, or ever). The Sponsor may also determine, in consultation with its legal advisers, that the Incidental Right or IR Virtual Currency is, or is likely to be deemed, a security under federal or state securities laws, or poses other legal or regulatory risks. In determining whether the Incidental Rights or IR Virtual Currency is, or may be, a security under federal securities laws, the Sponsor takes into account a number of factors, including the definition of a “security” under Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, SEC v. W.J. Howey Co., 328 U.S. 293 (1946), and the case law interpreting it, as well as reports, orders, press releases, public statements, and speeches by the SEC providing guidance on when a digital asset is a “security” for purposes of the federal securities laws. For these or other reasons, the Sponsor may determine, in its discretion, to cause the Trust to irrevocably and permanently abandon, for no consideration, such Incidental Right or IR Virtual Currency.

If the Sponsor determines to attempt to claim the Incidental Rights or IR Virtual Currency, it may elect to sell such assets for cash and distribute the cash proceeds (net of expenses and any applicable withholding taxes) or distribute them in-kind to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. There can be no assurance that any of these courses of action will prove to be successful, nor can there be any assurance as to the prices for any Incidental Rights or IR Virtual Currency that the Sponsor or agent may realize. The value of the Incidental Rights or IR Virtual Currency may increase or decrease before or after any sale by the Sponsor or the agent.

Although the Sponsor is under no obligation to do so, an inability to realize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in bitcoin directly rather than purchasing Shares.

The IRS has held that a hard fork resulting in the creation of new units of a digital asset over which the taxpayer has dominion and control is a taxable event giving rise to ordinary income. The Sponsor attaining dominion and control of the alternative digital asset on behalf of the Shareholders may cause Shareholders to incur a U.S. federal, state, local, or foreign tax liability. In the event that the Sponsor is subject to a tax liability for attaining dominion and control of the digital asset on behalf of the Shareholders, the Sponsor may make available only an amount of the digital asset that is net of liquidations to pay that tax burden. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders” and “U.S. Federal Income Tax Consequences—Taxation of the Trust.”

The Trust is subject to management and operational risks from its Sponsor and service providers.

The Trust is subject to management risk because it relies on the Sponsor’s ability to achieve its investment objective. Shareholders will have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Trust also is subject to the risk of loss as a result of other services provided by the Sponsor and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error and cyber-attacks, disruptions and failures affecting, or by, a service provider. In addition, the Sponsor may be required to indemnify its officers, directors, and key employees with respect to their activities on behalf of the Trust and other accounts, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or dissolution of the Trust.

The Trust as well as the Sponsor and its service providers are vulnerable to the effects of pandemics, epidemics, and other natural and man-made disasters and public crises that may arise which may adversely affect the performance of the Trust’s investment in bitcoin and your investment in the Trust.

Pandemics, epidemics and other natural and man-made disasters could negatively impact demand for digital assets, including bitcoin, and disrupt the operations of many businesses, including the businesses of the Trust, the Sponsors, and service providers. For example, the COVID-19 pandemic had serious adverse effects on the economies and financial markets of many countries, resulting in increased volatility and uncertainty in economies and financial markets of many countries and in the digital asset markets. Moreover, governmental authorities and regulators throughout the world have in the past responded to major economic disruptions, including as a result of the COVID-19 pandemic, with a variety of fiscal and monetary policy changes, such as quantitative easing, new monetary programs, and lower interest rates. An unexpected or quick reversal of any such policies, or the ineffectiveness of such policies, could increase volatility in economies and financial markets generally, and could specifically increase volatility in digital asset markets, which could adversely affect the value of bitcoin and the value of the Shares.

The development and commercialization of the Trust is subject to competitive pressures and may be adversely affected by competition from competing products and other investment vehicles focused on bitcoin or other digital assets.

The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot bitcoin market or other digital assets. The Sponsor’s competitors may have greater financial, technical, and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. The Trust’s competitors may charge a substantially lower fee than the Sponsor’s fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a product involving bitcoin more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance, and the Sponsor’s ability to generate meaningful revenues from the Trust, which in turn could cause the Sponsor to dissolve and terminate the trust.

If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of bitcoin.

To the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements, and other extraordinary expenses that are not borne by the Sponsor, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

For exchange-traded products similar to the Trust, there have been significant “first-mover” advantages in terms of asset gathering, trading volume, and media coverage. In many cases, the first mover in an asset class has been able to maintain these advantages for extended periods.

In addition, the Trust will compete with direct investments in bitcoin, bitcoin futures-based products, other digital assets, and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest directly or in other vehicles, which could adversely affect the performance of the Trust.

The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin.

The value of the Shares may be influenced by a variety of factors unrelated to the price of bitcoin that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

•	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of bitcoin have been developed specifically for this product; The Trust could experience difficulties in the processes of creation and redemption of the Shares, including, for example, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, which could cause problems with arbitrage transactions intended to keep the price of the Shares closely linked to the price of bitcoin. For example, if there is an unexpected level of demand for the shares over a short time period, the Trust could exhaust the available SEC registered shares that could be issued, resulting in a temporary suspension of Baskets which could create a dislocation between the Trust’s market price and the fair value of the Trust’s bitcoin;

•	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses, and security vulnerabilities;

•	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures, such as algorithms, codes, passwords, multiple signature systems, encryption, and telephone call-backs, used to protect the Trust’s account with the Bitcoin Custodian, or the security procedures may not protect against all errors, software flaws, or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss, or damage of its assets; or

•	The Trust’s service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Bitcoin network may increase the potential for bitcoin to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The NAV or the Principal Market NAV may not always correspond to the market price of bitcoin.

The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin as reflected in the Index or principal market.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per share.

Deviations between the Trust’s NAV and NAV per Share versus the Trust’s Principal Market NAV and Principal Market NAV per Share may occur.

The Trust uses the Index to determine its NAV and NAV per Share. However, for financial statement purposes, the Trust’s bitcoin is carried at fair value as required by GAAP, which requires a determination based on the price of bitcoin on the principal market as identified by the Trust as set for in FASB ASC 820-10. See “Net Asset Value Determinations” below. The Trust expects the applicable NAV and NAV per Share to correspond to Principal Market NAV and Principal Market NAV per Share. However, deviations can occur between the prices from the principal market chosen by the GAAP fair value methodology and the Index, which takes into consideration prices from all of the markets used to calculate the Index.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Baskets, or withdrawal from participation by an Authorized Participant, may adversely affect an investment in the Shares of the Trust.

Authorized Participants’ purchase of bitcoin in connection with Basket purchase orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when Baskets are created. The market price of bitcoin may therefore decline immediately after Baskets are created.

Selling activity associated with sales of bitcoin by Authorized Participants in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of bitcoin by Authorized Participants may have on the price of bitcoin, sales and purchases of bitcoin by similar investment vehicles (if developed) could impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.

The Trust has a limited number of financial institutions that may act as Authorized Participants and engage in creation or redemption transactions directly with the Trust, and none of those Authorized Participants is obligated to engage in creation and/or redemption transactions. In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market.

The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Bitcoin is extremely volatile, and concerns exist about the stability and reliability of many trading venues where bitcoin trades. In a highly volatile market, or if one or more trading venues supporting the bitcoin market face an issue, it could be extremely challenging for any Authorized Participant to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Bitcoin spot trading venues are not subject to the same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for spot bitcoin occurs on multiple domestic and foreign trading venues that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these trading venues do not operate smoothly or face technical, security, or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount to the NAV per Share or the Principal Market NAV per Share.

In addition, trading on these trading venues may be halted or disrupted due to regulatory actions, operational problems at the trading venues or third parties, cybersecurity incidents, or acts of fraud or misconduct, among others. In the event a trading venue experiences such a disruption, the Trust may be impacted and the value of the Shares may decline. Further, the price and availability of bitcoin on these trading venues may differ, and if the Trust transacts at one trading venue at a time where the price and/or availability of bitcoin is materially worse than that of another trading venue, the value of Shares may be impacted. Operational problems or failures by bitcoin trading venues and fluctuations in bitcoin prices may reduce confidence in these venues or in bitcoin generally, which could adversely affect the price of bitcoin and therefore adversely affect an investment in the Shares.

Shareholders that are not Authorized Participants or who are unable to transact in Baskets through Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets with the Trust. All other Shareholders that desire to purchase or sell Shares must do so only through the Exchange or in other markets, if any, in which the Shares may be traded, or through Authorized Participants. Secondary market trades may occur at a premium or discount to the NAV or Principal Market NAV. Investors that are not able to transact in Basket transactions will not be able to transact at NAV through Authorized Participants.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension, or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the purchase or redemption settlement date for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Trust or its Shareholders. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the authorized participant agreement by and among the Trust, the Sponsor, and the Authorized Participants (the “Authorized Participant Agreement”) or if the fulfillment of the order might be unlawful. Any such postponement, suspension, or rejection could adversely affect a redeeming Authorized Participant.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of orders encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The lack of active trading markets for the Shares of the Trust may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, will likely be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, Shareholders could incur a taxable gain as a result of the sale of bitcoin (including deemed sales of bitcoin as a result of the Trust using bitcoin to pay the Sponsor Fee, or if the Trust were to sell bitcoin for cash), which gain does not correspond to a distribution to Shareholders (so-called “phantom income”). Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. In that event, Shareholders may be subject to tax on their proportional shares of the Trust’s capital gain even though there is not a corresponding distribution from the Trust. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders” and “U.S. Federal Income Tax Consequences—Taxation of the Trust.”

The amount of bitcoin represented by the Shares will decline over time.

The amount of bitcoin represented by the Shares will be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Sponsor Fee, and to pay for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls.

Each outstanding Share represents a fractional, undivided interest in the bitcoin held by the Trust. The Trust transfers bitcoin to pay for the Sponsor Fee, and to pay for any extraordinary expenses, including, but not limited to, litigation and indemnification expenses, judgments, transactional expenses, taxes, and other expenses not incurred in the ordinary course of the Trust’s business. Therefore, the amount of bitcoin represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of bitcoin over time, as the amount of bitcoin required to create Shares proportionally reflects the amount of bitcoin represented by the Shares outstanding at the time of such Share issuance. Assuming a constant bitcoin price, the trading price of the Shares is expected to gradually decline relative to the price of bitcoin at the rate of the Sponsor Fee and other expenses.

Any errors or changes in calculations used to value the Trust’s bitcoin holdings may have an adverse effect on the value of the Shares.

In the event that the value of the Trust’s bitcoin holdings is incorrectly calculated, the Sponsor and the Administrator will not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

The Trust is an emerging growth company and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an emerging growth company, as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. The Trust cannot predict if investors will find the Shares less attractive because of the Trust’s reliance on these exemptions. If some investors find the Trust’s Shares less attractive as a result, there may be a less active trading market for the Shares.

In addition, under the JOBS Act, the Trust’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an emerging growth company.

BITCOIN AND THE BITCOIN MARKET

This section of the Prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the markets where bitcoin can be bought, held and sold, the bitcoin over-the-counter (“OTC”) market, and government oversight of bitcoin.

Bitcoin and the Bitcoin Network

Bitcoin is a digital asset, the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the Bitcoin network, commonly referred to as the Bitcoin protocol. The value of bitcoin, like the value of other digital assets, is not backed by any government, corporation, or other identified body. Ownership and the ability to transfer or take other actions with respect to bitcoin is protected through public-key cryptography. The supply of bitcoin is constrained or formulated by its protocol instead of being explicitly delegated to an identified body (e.g., a central bank or corporate treasury) to control. Units of bitcoin are treated as fungible. Bitcoin and certain other types of digital assets are sometimes referred to as digital currencies or cryptocurrencies. No single entity owns or operates the Bitcoin network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “miners”), (2) developers who propose improvements to the Bitcoin protocol and the software that enforces the protocol, and (3) users who choose what Bitcoin software to run. Bitcoin was released in 2009 and, as a result, there is little data on its long-term investment potential. Bitcoin is not backed by a government-issued legal tender.

Bitcoin is “stored” or reflected on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset. A blockchain is a record of every digital asset: the blockchain records every “coin” or “token,” balances of digital assets, every transaction, and every address associated with a quantity of a particular digital asset. Bitcoin utilizes the blockchain to record transactions into and out of different addresses, facilitating a determination of how much bitcoin is in each address.

Bitcoin is created by “mining.” Mining involves miners using a sophisticated computer program to repeatedly solve complex mathematical problems on specialized computer hardware. Miners range from bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers. The mathematical problem involves a computation involving all or some bitcoin transactions that have been proposed by the Bitcoin network’s participants. When this problem is solved, the computer creates a “block” consisting of these transactions. As each newly solved block refers back to and “connects” with the immediately prior solved block, the addition of a new block adds to the blockchain in a manner similar to a new link being added to a chain. A miner’s proposed block is added to the blockchain once a majority of the nodes on the network confirm the miner’s work. A miner that is successful in adding a block to the blockchain is automatically awarded a fixed amount of bitcoin for its efforts plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the means by which new bitcoin enter circulation. This reward system, called proof of work, also ensures that the local copies of the Bitcoin blockchain maintained by participants in the Bitcoin network are kept in consensus with one another. Given the limited number of blocks produced per day and the statistically uncertain nature of finding blocks, a miner acting alone would experience very high variance in block rewards. Because of these facts, most miners join mining pools wherein multiple miners act cohesively and share any rewards.

The process by which bitcoin transactions are broadcast to the Bitcoin network and then published in successively created blocks by miners typically takes 10 minutes on average. While there is no universal definition of transaction settlement, most service providers consider a transaction confirmed when it has been published six blocks deep. Although previously there were minimal or no transaction costs in direct peer-to-peer transactions on the Bitcoin network, more recently the Bitcoin network has faced a scaling challenge that has led to significantly increased fees. The Bitcoin network has in the past been at or near capacity. According to Glassnode, during the five-year period from July 1, 2018 to June 30, 2023, average bitcoin transaction fees increased from $0.69 per transaction to $2.38 per transaction, with a high of $62.78 per transaction on April 21, 2021.

Bitcoin can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin trading venues or in individual end-user-to-end-user transactions under a barter system. One or more private keys control the transfer or “spending” of bitcoin from an associated public address. To use bitcoin, a user or a service provider must have access to keys that identify it for its transactions (similar to an ATM card and its related PIN). Bitcoin users typically keep their keys in electronic “wallets” that can be maintained on their computers, mobile phones, specialized hardware wallets, or wallets provided by online custodians. According to Glassnode, as of September 30, 2023, there are approximately 19.5 million bitcoin that have been created, a number that is not permitted grow to more than 21 million, which is estimated to occur by the year 2140. The value of bitcoin is determined by the supply of and demand for bitcoin-on-bitcoin trading venues (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. Additionally, several companies and platforms facilitate transactions on OTC markets, which facilitate trading via a dealer network as opposed to on a centralized exchange.

Many bitcoin transactions happen “on-chain,” with the transaction broadcast to the Bitcoin network and recorded in the blockchain. It is possible, however, for bitcoin transactions to occur “off-chain” as well. For example, consider a custodian that holds customers’ bitcoin in an omnibus wallet and allows instantaneous transfers between customers based on changes solely in the custodians’ records indicating how much each customer owns in the wallet. Such transactions are off-chain and data regarding such off-chain transactions is generally not publicly available. In contrast, on-chain digital asset transactions are publicly recorded on the blockchain. Such off-chain transactions are subject to risks because any such transfer of bitcoin ownership is neither protected by the protocol behind the Bitcoin network nor recorded in and validated through the blockchain mechanism. Other types of off-chain transactions may be safer if, for example, they are validated through consensus mechanisms.

The Bitcoin network was initially contemplated in a white paper purportedly authored by an individual named Satoshi Nakamoto; however, no individual with that name has been reliably identified as bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first bitcoin was created in 2009 after Nakamoto released the Bitcoin network source code and mined the first block. Since its introduction, bitcoin has been under active development by a group of engineers known as core developers, who work on the reference implementation of Bitcoin Core. As an open source project, bitcoin is not represented by an official organization or authority, although groups including MIT’s Media Lab work to organize the bitcoin community and to develop and protect the Bitcoin network’s code.

Development of the Bitcoin source code has increasingly focused on modifications of the Bitcoin protocol to enhance speed and scalability. For example, in August 2017, a technical upgrade to the Bitcoin network known as “segregated witness” was adopted that, among other things, enables so-called second layer solutions, such as the Lightning Network, or payment channels that could potentially allow greater speed and number of transactions that the Bitcoin network can process in a given time interval (i.e., transaction throughput). The Lightning Network is an open-source decentralized network that enables the instant off-blockchain transfer of bitcoin without requiring a trusted third party. The Lightning Network uses bidirectional payment channels, which work as follows: an on-blockchain transaction is required to open a channel, which can later be closed through another on-blockchain transaction. Once a channel is open, value can be transferred instantly between counterparties engaging in bitcoin transactions without such transactions being broadcasted to the Bitcoin network. This enables increased transaction throughput and reduces the computational burden on the Bitcoin network. The Lightning Network is currently a subject of ongoing research and development and does not yet have material adoption as of August 2023.

Other uses of segregated witness include smart contracts (which are programs that automatically execute on a blockchain) and distributed registers built into, built atop, or pegged alongside the blockchain. For example, one white paper published by the blockchain technology company Blockstream calls for the use of “pegged sidechains” to develop programming environments built within blockchain ledgers that can interact with and rely on the security of the Bitcoin network and blockchain while remaining independent thereof. Applications of this concept include open source projects such as RSK, which seeks to create novel open-source smart contract platforms built on the Bitcoin blockchain to allow automated, condition-based payments with increased speed and scalability.

Such research and development projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin network as a whole. Conversely, to the extent that such projects operate on the Bitcoin blockchain, they may increase the data flow on the Bitcoin network and could either “bloat” the size of the blockchain or result in slower confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the blockchain or Bitcoin network.

The Bitcoin Market

Bitcoin is the oldest, best known, and largest digital asset available today. Since the advent of bitcoin, numerous other digital assets have been created. The website CoinMarketCap.com tracks the U.S. dollar price and total market capitalization for each of more than 5,000 traded digital assets. According to Glassnode, bitcoin had a total market capitalization of approximately $527 billion as of September 30, 2023.

The first trading venues for bitcoin were informal exchange services marketed primarily in public online forums. Transactions on these services were effected via anonymous email, and the fiat currency portions of these transactions were effected through payment services such as PayPal. These services required their operators to manually match buyers and sellers in order to process transactions.

Later, automated exchanges that matched buyers and sellers began to form. Many such exchanges have been created in the U.S. and abroad. In the U.S., a number of exchanges now operate under licensing from the NYDFS.

Beginning in 2016, more institutional investors entered the bitcoin market. As a result, an increasing number of transactions have occurred in OTC markets instead of exchanges. This type of trading allows for bespoke trading arrangements that may ease of the burden of trade operations or reduce different types of risks (e.g., counterparty risk).

As a result, there is not a single source for pricing bitcoin. The Trust believes that prices on the bitcoin trading venues are generally formed by the levels of demand on either side of the exchange’s order book, and arbitrage between exchanges typically prevents larger and/or more persistent differences in prices between bitcoin trading venues. Factors that the Trust believes may influence the relative balance of buyers and sellers on the bitcoin trading venues include trading activity in the OTC markets, global or regional economic conditions, expected levels of inflation, growth or reversal in the adoption and use of bitcoin, developments in the regulation of bitcoin, changes in the preference of market participants between bitcoin and other digital assets, maintenance and development of the open-source software protocol of the Bitcoin network, and negative consumer or public perception of bitcoin specifically or digital assets generally. See “Risk Factors—Risks Related to Bitcoin.”

Bitcoin spot trading occurs on venues in the U.S. that are licensed to conduct that business by the NYDFS, other venues in the U.S., and non-U.S. venues. In addition, bitcoin futures and options trading occur on exchanges in the U.S. regulated by the CFTC. The market for trading of CFTC-regulated bitcoin derivatives has developed substantially since the first regulated derivative offerings were launched in December 2017. For the three months ending on September 30th, 2023, CME Bitcoin Futures traded approximately $1.08 billion per day and maintained an average open interest of approximately $1.34 billion per day. The ecosystem has further expanded beyond these contracts with growing volumes seen in both CME’s Options on Bitcoin Futures and Micro Bitcoin Futures, which launched in January 2020 and May 2021, respectively.

NYDFS-licensed venues are required to implement the following regulatory compliance, surveillance, and enforcement mechanisms:

•	Requirements that licensees have anti-money laundering and sanctions programs, including requirements, among other things, to identify and verify the identity of customers and to monitor for suspicious activities;

•	Requirements that licensees have a written policy that identifies and assesses fraud risks, including market manipulation, provides effective procedures and controls to protect against those risks, allocates responsibility for monitoring those risks, and provides for periodic evaluation and revision of the procedures, controls, and monitoring mechanisms in order to ensure continuing effectiveness, including continuing compliance with all applicable laws and regulations;

•	Requirements that licensees’ procedures and controls provide for the effective investigation of fraud and other wrongdoing, whether suspected or actual, including market manipulation; and

•	Requirements that the licensee immediately notify the NYDFS of any discovered wrong-doing in relation to fraud, along with further updates to the NYDFS relating to material developments, including (i) a statement of the actions taken or proposed to be taken with respect to such developments, and (ii) a statement of changes, if any, in the licensee’s operations that have been put in place or are planned in order to avoid repetition of similar events.

The following table illustrates trading volumes for bitcoin on a selection of major trading venues based on volume over the most recent four calendar quarters. There can be no assurance as to the future liquidity of bitcoin.

Period	Aggregate Trading Volume
	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken
2022 Q4	565,768,617	6,829,541,020	3,580,171,427	46,447,674,416	1,586,986,170	5,254,252,281
2023 Q1	624,309,916	9,211,206,684	4,901,570,836	41,979,489,484	1,060,844,250	9,054,883,308
2023 Q2	758,737,186	8,322,968,385	5,133,173,679	31,402,570,192	1,004,667,694	8,975,159,682
2023 Q3	447,044,393	4,214,481,842	3,747,028,275	24,090,687,496	797,891,783	4,590,616,407

Source: Respective trading venues.

Forks and Air Drops

A “hard fork” of the Bitcoin network (or any other a digital asset network) occurs when there is a disagreement among users and miners over modifications to the network, which are typically made through software upgrades and subsequently accepted or rejected through downloads or lack thereof of the relevant software upgrade by users. If less than a substantial majority of users and miners consent to a proposed modification, and the modification is not compatible with the software prior to its modification, a fork in the blockchain results, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork is the existence of two versions of the network running in parallel, yet lacking interchangeability. After a fork, holders of the original digital asset typically end up holding equal amounts of the original digital asset and the new digital asset.

For example, in August 2017, bitcoin “forked” into bitcoin and a new digital asset, bitcoin cash, as a result of a several-year dispute over how to increase transaction throughput.

The solution favored by the majority of users and miners was to make software changes that would allow “off-chain” scaling solutions, such as the Lightning Network, which works by allowing secure transactions to occur in a separate network of bilateral payment channels that only periodically settle through a transaction on the main Bitcoin network. A minority group favored a less complex approach of simply increasing the number of transactions that can be validated at the same time. A sizable minority of miners adopted software that implemented the latter approach, which effectively created a new network, the Bitcoin Cash network, with a transaction history identical to that of the Bitcoin Network. The identical transaction history meant that each holder of bitcoin at the time of the new network’s formation continued to hold bitcoin for use on the Bitcoin Cash network, but also received an equal amount of Bitcoin Cash for use on the new network.

Forks may also occur after a significant security breach. For example, in June 2016, a smart contract developed and deployed on the Ethereum network was hacked and approximately $60 million worth of ether was stolen, which resulted in most participants in the Ethereum ecosystem electing to adopt a hard fork that effectively reversed the hack. However, a minority of users continued to develop the old blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain also named ether, or ETC. Ether Classic’s ether remains traded on several digital asset trading venues.

Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run for any given digital asset. Such a fork could adversely affect bitcoin’s viability. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the network while resisting community-led efforts to merge the two chains, resulting in a permanent fork.

A hard fork can introduce new security risks. Another possible result of a hard fork is an inherent decrease in the level of security. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the Bitcoin network, thereby making the network more susceptible to attack. A fork in the Bitcoin network could adversely affect an investment in the Shares.

In addition to forks, bitcoin (or any other digital asset) may become subject to a similar occurrence known as an “air drop.” In an air drop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free simply by virtue of having held the original digital asset at a certain point in time leading up to the air drop. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens.

From time to time, the Trust may be entitled to or come into possession of Incidental Rights or IR Virtual Currency by virtue of its ownership of bitcoins, generally through a fork in the Bitcoin blockchain, an airdrop offered to holders of bitcoins, or another similar event. Pursuant to the Trust Agreement, the Sponsor has the right, in the Sponsor’s sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. Under the terms of the Trust Agreement, the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement.

The actions which the Sponsor may, in its sole discretion, determine the Trust shall take include (i) arranging for the sale of Incidental Rights and/or IR Virtual Currency and distributing the cash proceeds (net of expenses and any applicable withholding taxes) to the Depository Trust Company (“DTC”), (ii) distributing Incidental Rights and/or IR Virtual Currency in-kind to DTC, (iii) using Incidental Rights and/or IR Virtual Currency to pay the Sponsor’s Fee and/or additional Trust expenses not assumed by the Sponsor, or (iv) electing not to acquire, claim, or obtain, and permanently and irrevocably abandoning, Incidental Rights or IR Virtual Currency for no consideration. The Sponsor is under no obligation to realize any economic benefit from any Incidental Rights or IR Virtual Currency on behalf of the Trust. The Trust does not expect to take any Incidental Rights or IR Virtual Currency it may hold or to which it may be entitled into account for purposes of determining the Trust’s net asset value and the NAV.

With respect to any fork, airdrop, or similar event, the Sponsor shall, in its sole discretion, determine what action the Trust shall take. In the event of a fork, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network it believes is generally accepted as the Bitcoin network and should therefore be considered the appropriate network, and the associated asset as bitcoin, for the Trust’s purposes. The Sponsor may decide to cause the Trust to sell any Incidental Rights or IR Virtual Currency for cash (including, as determined by the Sponsor, in the case of a fork, the asset that is not generally accepted as bitcoin, or in the case of an airdrop, the airdropped asset) and distribute the cash proceeds or distribute them in-kind to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. However, the Sponsor may instead determine, in its sole discretion, to permanently and irrevocably abandon such Incidental Rights or IR Virtual Currency for no consideration. In the case of abandonment of Incidental Rights or IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency.

The Sponsor may choose to evaluate any such fork, airdrop, or similar occurrence on a case-by-case basis in consultation with the Trust’s legal advisors, tax consultants, the Delaware Trustee, and the Custodians. In determining whether to attempt to acquire and/or retain any Incidental Rights and IR Virtual Currency, the Sponsor expects to take into consideration whatever factors it deems relevant in its sole discretion, including, without limitation:

•	the Bitcoin Custodian’s agreement to provide access to the Incidental Rights or IR Virtual Currency;

•	the availability of a safe and practical way to custody the Incidental Rights or IR Virtual Currency;

•	the costs or operational burden of taking possession and/or maintaining ownership of the Incidental Rights or IR Virtual Currency and whether such costs or burden exceed the benefits of owning such Incidental Rights or IR Virtual Currency or the proceeds that would be realized for the Trust or Shareholders from a sale thereof;

•	whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the ownership, sale, or disposition of the Incidental Right or IR Virtual Currency, regardless of whether there is a safe and practical way to custody and secure such Incidental Right or IR Virtual Currency;

•	the existence of a suitable market into which the Incidental Right or IR Virtual Currency may be sold; and

•	whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Rights or IR Virtual Currency may create legal or regulatory risks, liability, or burdens of any kind for the Trust, Sponsor, or Shareholders (including, without limitation, if such Incidental Rights or IR Virtual Currency is, or may be, a security under federal securities laws). The Trust may in the future abandon any Incidental Rights and IR Virtual Currency. See “Risk Factors— Shareholders may not receive the benefits of any forks or ‘airdrops.’”

If a hard fork, airdrop, or similar event occurs in the Bitcoin blockchain, it is expected that the Trust will either (i) disclaim any new digital asset created (including, in the case of a hard fork, the asset that is not generally accepted as bitcoin, or in the case of an airdrop, the airdropped asset), (ii) sell such new digital assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders, or (iii) distribute the new digital assets in-kind as soon as reasonably practicable to the Shareholders or to an agent acting on behalf of the Shareholders.

Forms of Attack

Exploitation of Flaws in the Bitcoin Source Code

In the past, flaws in the source code for bitcoin have been discovered. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules has occurred. For example, in 2010 hackers exploited a flaw in the Bitcoin network source code that allowed them to generate 184 billion bitcoin. However, the bitcoin community and developers identified and reversed these transactions within approximately three hours, and the flaw was corrected with an updated version of the Bitcoin protocol.

In addition, other digital asset networks, such as the Ethereum network, have been subjected to a number of denial-of-service attacks, which in the case of the Ethereum network led to temporary delays in block creation and in the transfer of ether.

Greater than 50% of Network Computational Power

In the past, mining pools have gained control of significant amounts of the processing power or “hash rate” of the Bitcoin network. If a mining pool obtains control of more than 50% of the hash rate of the Bitcoin network, a malicious actor would be able to gain full control of the network and the ability to alter the blockchain. During May and June 2014, mining pool GHash.IO’s processing power approached and during a twenty-four to forty-eight hour period, may have exceeded 50% of the processing power on the Bitcoin network. Although no malicious activity or abnormal transaction recording was observed at the time, the incident focused attention on the influence of mining pools. Likewise, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. This form of attack is an issue for proof of work-based systems like the Bitcoin network but not as much for proof of stake-based systems. If a malicious actor acquired sufficient computational power necessary to control the Bitcoin network, among other things, it would be able to reverse transactions and engage in double-spending, or prevent some or all transactions from being confirmed and prevent some or all other miners from mining any valid new blocks.

Moreover, certain hardware providers may create hardware that collectively has majority power and the manufacturer could potentially exert control itself. For example, it was discovered that the mining machines produced by Bitmain contained backdoor code that would allow Bitmain to remotely shut down the mining machines. This vulnerability is colloquially referred to as the “Antbleed backdoor.” At worst, the Antbleed backdoor could have allowed Bitmain to shut off up to an estimated 70% of the global hash rate. Bitmain released an official response to the controversy claiming that the Antbleed backdoor had no malicious intent, and on April 28, 2017, the day following the discovery of the Antbleed backdoor, Bitmain released new source code and firmware upgrades for its mining hardware to remove the backdoor.

Cancer Nodes

Cancer nodes are computers that appear to be participating in the Bitcoin network but that are not in fact connected to the network, which a malicious actor sets up to place users onto a separate network or disconnect them from the Bitcoin network. By using cancer nodes, a malicious actor can disconnect the target user from the bitcoin economy entirely by refusing to relay any blocks or transactions. Software programs have attempted to make these attacks more difficult by limiting the number of outbound connections through which users are able to connect to the Bitcoin network.

Double-Spending Risks

A malicious actor may attempt to double spend (i.e., spend the same units in more than one transaction) bitcoin by altering the formation of the blockchain. In this type of attack, a miner creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the blockchain before a target user’s legitimate transaction can be included in a block. For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares. All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Bitcoin network and to disable incoming connections. All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Bitcoin network and to disable incoming connections.

Government Oversight

Regulatory guidance and the possibility of government action has been significant in shaping the evolution of the bitcoin market. A number of U.S. federal and state agencies and foreign governments and agencies have finalized or proposed rules or guidance, conducted investigations and issued subpoenas, engaged in successful prosecutions, and issued consumer advisories related to bitcoin and other digital assets. For example, FinCEN and certain state financial regulatory agencies require that companies that provide certain services in digital assets obtain licenses or registrations, and have anti-money laundering and sanctions programs, among other requirements, which licenses or registrations can be difficult or costly to obtain or maintain. Continued government and agency actions are likely to continue to be significant to the development of the market and the price of bitcoin, as described in more detail under “Risk Factors—Risks Related to Bitcoin—Regulatory Risk” above.

THE TRUST

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that trade on the Exchange under the ticker symbol [” “]. The Trust’s investment objective is to reflect the performance of the price of bitcoin less the Trust’s expenses and other liabilities.

In seeking to achieve its investment objective, the Trust will hold bitcoin. The Trust will value its Shares daily based on the value of bitcoin as reflected by the Index a real-time, U.S. dollar equivalent spot rate for bitcoin.

The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). When the Trust issues or redeems its Shares, it will do so only in “in-kind” transactions in blocks of [ ] Shares (a “Basket”) based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid extraordinary expenses or liabilities). When purchasing Baskets, Authorized Participants, or their agents will deliver bitcoin to the Trust’s account with the Bitcoin Custodian in exchange for Baskets. When redeeming Baskets, Authorized Participants or their agents will receive bitcoin from the Trust through the Bitcoin Custodian. The Trust will not purchase or, barring a liquidation or extraordinary circumstances described herein, sell bitcoin directly.

The initial Authorized Participant is [ ].

To support the ability of Authorized Participants to provide liquidity at prices that reflect the value of the Trust’s assets and to facilitate orderly transactions in the Shares, the Trust will ordinarily process redemptions of Baskets on the next Business Day following receipt of a redemption request by an Authorized Participant.

Baskets are expected to be created when there is sufficient demand for Shares, including when the market price per Share is at a premium to the NAV. Authorized Participants are expected to sell such Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares, and market conditions at the time of a transaction. Similarly, Baskets are expected to be redeemed when the market price per Share is at a discount to the NAV. Investors seeking to purchase or sell Shares on any day are expected to transact in the secondary market, on the Exchange, or other national securities exchanges, at the market price per Share, rather than through the creation or redemption of Baskets.

The Sponsor believes that the design of the Trust will enable investors to effectively and efficiently implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Shares rather than directly in bitcoin.

The Trust’s Expenses

The Trust will pay the Sponsor the Sponsor Fee of [ ]% per annum as compensation for services performed under the Trust Agreement (as defined herein). The Trust’s only ordinary, recurring expense is the Sponsor Fee.

The Sponsor Fee will be accrued daily and paid monthly on the first Business Day of the month in kind in bitcoin, and will be calculated by the Administrator based on the quantity of bitcoin held by the Trust. The Sponsor may temporarily waive all or any portion of the Sponsor Fee in its absolute discretion at any time or for a stated period of time.

Because the Sponsor Fee is paid in bitcoin and calculated by reference to the quantity of bitcoin held by the Trust, the expenses of the Trust as a percentage of its assets will generally not be affected by fluctuations in the value of bitcoin.

Except as noted below, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor’s unified fee, including, but not limited to, the Trustee’s fees, the fees of the Administrator and the Transfer Agent, the fees of the Bitcoin Custodian, the fees of the Marketing Agent, Exchange listing fees, SEC registration fees, printing and mailing costs, legal costs, and audit fees. The Sponsor also paid the costs of the Trust’s organization.

The Trust may incur certain extraordinary expenses that are not contractually assumed by the Sponsor. These include, but are not limited to, litigation and indemnification expenses, judgments, transactional expenses, taxes, and other expenses not incurred in the ordinary course of the Trust’s business. In such extraordinary circumstances, the Trust may sell bitcoin to pay such expenses. When the Trust sells bitcoin to pay such extraordinary expenses, the Trust will generally attempt to do so in an amount that minimizes the Trust’s holdings of cash or other assets other than bitcoin.

Any cash held by the Trustee will not bear any interest. Each transfer or sale of bitcoin by the Trust to pay the Sponsor Fee or other Trust expenses will give rise to taxable gain or loss to Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Net Asset value determinations

General

Net Asset Value

The NAV of the Trust is used by the Trust in its day-to-day operations to measure the net value of the Trust’s assets. The NAV is calculated on each business day and is equal to the aggregate value of the Trust’s assets less its liabilities based on the Index price. In determining the NAV of the Trust on any business day, the Administrator will calculate the price of the bitcoin held by the Trust as of 4:00 p.m. ET on such day. The Administrator will also calculate the NAV per Share of the Trust, which equals the NAV of the Trust divided by the number of outstanding Shares.

Calculation of Net Asset Value and the Index

On each Business Day, as soon as practicable after 4:00 p.m. ET, the Administrator evaluates the bitcoin held by the Trust as reflected by the Index and determines the net asset value of the Trust and the NAV. For purposes of making these calculations, a Business Day means any day other than a day when Cboe BZX Exchange is closed for regular trading.

The Index is a real-time, USD-equivalent spot rate for Bitcoin. The Index leverages real-time prices from multiple constituent exchanges to provide a representative spot price. Each constituent exchange is weighted proportionally to its trailing 24-hour liquidity with adjustments for price variance and inactivity. Given the potential for anomalies or manipulation at individual exchanges, constituent weights may dynamically adjust using CoinDesk Indices proprietary Constituent Weighting Adjustment Algorithm (CWAA). The algorithm is designed to calculate a real-time index that is an accurate and reliable reflection of the market price of each digital asset, using multi-sourced spot prices and dynamically reduce the weights of individual exchanges with lower liquidity, inactivity, and higher price variance. The Index is administered in alignment with the IOSCO Principles for Financial Benchmarks.

If the Index is not available or the Sponsor determines, in its sole discretion, that the CoinDesk Bitcoin Price Index should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor.

Calculation of Principal Market Net Asset Value

In addition to calculating NAV and NAV per Share, for purposes of the Trust’s financial statements, the Trust determines the Principal Market NAV and Principal Market NAV per Share on each valuation date for such financial statements. The determination of the Principal Market NAV and Principal Market NAV per Share is identical to the calculation of NAV and NAV per Share, respectively, except that the value of bitcoin is determined using the fair value of bitcoin based on the price in the bitcoin market that the Trust considers its “principal market” as of 4:00 p.m. ET, on the valuation date, rather than using the Index.

The Trust has adopted a valuation policy, which provides for the procedure for valuing the Trust’s assets. The policy also sets forth the procedures to determine the principal market (or in the absence of a principal market, the most advantageous market) for purposes of determining the Principal Market NAV and Principal Market NAV per Share in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, which outlines the application of fair value accounting. Under ASC 820-10, fair value for bitcoin is determined to be the price that would be received in a current sale, assuming an orderly transaction between market participants on the valuation date, in the principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. Under its valuation policy, the Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts an analysis at least on a quarterly basis to determine whether any changes have occurred in bitcoin markets and its operations that would require a change in the Trust’s determination of its principal market.

The Sponsor on behalf of the Trust will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

The cost basis of the investment in bitcoin recorded by the Trust for financial reporting purposes is the fair value of bitcoin at the time of transfer. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of the corresponding Shares to investors.

[Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders and market professionals, [ ] will calculate and disseminate throughout the core trading session on each Business Day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value throughout the trading day to reflect changes in the most recently reported price of bitcoin as reported by the Index or another reporting service.

The IIV disseminated during the Exchange’s core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day value of the Trust’s bitcoin. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. [●] will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The IIV as of the time that the NAV is calculated on a given day may differ from the NAV for such day due to the differences in the time window of trades used to calculate each price (the NAV uses a 15-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price).

There are many instances in the market today where the IIV as of the time that the NAV is calculated on a given day and the NAV of an ETF for such day are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated bitcoin price as reflected on bitcoin exchanges.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Shares and the IIV. If the market price of the Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Shares and the IIV, and thus can be beneficial to all market participants.]

Stock Splits

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders in the secondary market. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Recognition of Forks and Airdrops

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, determine what action the Trust shall take. The Sponsor is under no obligation to realize any economic benefit from any Incidental Rights or IR Virtual Currency on behalf of the Trust. The Trust does not expect to take any Incidental Rights or IR Virtual Currency it may hold or to which it may be entitled into account for purposes of determining the Trust’s NAV.

Other Assets

The fair values of any liquid assets held by the Trust primarily in the form of cash and certificates of deposits are included in the determination of NAV.

Liabilities

The fair value of the Trust’s liabilities is included in the determination of NAV. These liabilities are expected generally to consist only of the Sponsor Fee, although liabilities may also include extraordinary expenses from time to time. See “The Trust—The Trust’s Fees and Expenses.”

Impact of Trust Expenses on the Trust’s NAV

The amount of bitcoin represented by the Shares will be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Sponsor Fee, and to pay for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on July 13, 2021, pursuant to the DSTA. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Trust Agreement. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor.

The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the Baskets being created or redeemed, the amount of which is based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid extraordinary expenses or liabilities) included in the Baskets being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares.

The Trust has no fixed termination date.

Dissolution of the Trust

The Trust Agreement will provide that the Trust will dissolve, and the Sponsor will promptly notify Shareholders of such dissolution, if any of the following dissolution events occur:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	a U.S. regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin;

•	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the NAV of the Trust;

•	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, dissolution of the Trust is advisable;

•	60 days have elapsed since the Depository Trust Company (“DTC”) or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•	the Trustee elects to dissolve the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation and a successor sponsor has not been appointed; or

•	the Sponsor elects to dissolve the Trust after the Trustee, Administrator, or the Bitcoin Custodian (or any successor trustee, administrator, or custodian) resigns or otherwise ceases to be the trustee, administrator, or custodian of the Trust, as applicable, and no replacement trustee, administrator, and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of dissolution events that rely on Sponsor determinations to dissolve the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and the Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event of a determination that the Trust is a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to dissolve the Trust.

Upon dissolution of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon completion of the winding up of the business of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive dissolution of the Trust Agreement.

Amendments

The Trust Agreement will provide that it may be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights, or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender Baskets and receive therefore the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee or the Bitcoin Custodian. Except as noted in “The Trust—The Trust’s Expenses” above, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor Fee, including, but not limited to, the Trustee’s fees, the Administrator’s fee, the Transfer Agent’s fee, the Bitcoin Custodian’s fee, the Marketing Agent’s fees, Exchange listing fees, SEC registration fees, printing and mailing costs, legal costs, and audit fees. The Sponsor also paid the costs of the Trust’s organization. The Sponsor is affiliated with both Global X and Mirae. Global X, Mirae, and their affiliates, including the Sponsor, provide global asset management solutions.

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Trustee

The Trustee will be a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee will be limited by, and will be only those specifically set forth in, the Trust Agreement.

Resignation, Discharge, or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least thirty (30) days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least thirty (30) days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and other expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties, and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will dissolve and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the trust administration and accounting agreement, the Administrator provides necessary administrative, tax and accounting services, and financial reporting for the maintenance and operations of the Trust, including the determination of NAV and NAV per Share.

The Transfer Agent

The Transfer Agent is responsible for (1) issuing and redeeming Shares, (2) responding to correspondence by Shareholders and others relating to its duties, (3) maintaining Shareholder accounts, and (4) making periodic reports to the Trust.

The Bitcoin Custodian

Coinbase Custody Trust Company, LLC serves as the Trust’s Bitcoin Custodian and is a fiduciary under §100 of the New York Banking Law. Under the Custodian Agreement, the Bitcoin Custodian is responsible for (1) safekeeping all of the bitcoin owned by the Trust, (2) opening an account that holds the Trust’s bitcoin, and (3) facilitating the transfer of bitcoin required for the operation of the Trust, as directed by the Sponsor. The Bitcoin Custodian is chartered as a limited purpose trust company by the NYDFS and is authorized by the NYDFS to provide digital asset custody services. The Bitcoin Custodian is subject to extensive regulation and has among the longest track records in the industry of providing custodial services for digital asset private keys. The Trust’s assets with the Bitcoin Custodian are held in segregated accounts on the bitcoin blockchain, commonly referred to as “wallets,” and are therefore not commingled with corporate or other customer assets.

After diligent investigation, the Sponsor believes that the Bitcoin Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s bitcoin holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys.

Although the Bitcoin Custodian carries insurance, the Bitcoin Custodian’s insurance does not cover any loss in value to bitcoin and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust.

Authorized Participants

Only Authorized Participants may purchase or redeem Baskets with the Trust. When purchasing Baskets, Authorized Participants, or their agents will deliver bitcoin to the Trust’s account with the Bitcoin Custodian in exchange for Shares. When redeeming Baskets, Authorized Participants, or their agents will receive bitcoin from the Trust through the Bitcoin Custodian.

Authorized Participants are expected to sell Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares, and market conditions at the time of a transaction.

The initial Authorized Participant is [ ].

The Marketing Agent

The Marketing Agent is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS

The Trust’s Bitcoin Custodian will keep custody of the Trust’s bitcoin. The Bitcoin Custodian will keep a substantial portion of the private keys associated with the Trust’s bitcoin in “cold storage” or similarly secure technology. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and deleting the keys from all computers. The Bitcoin Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the Bitcoin Custodian can transfer the bitcoin.

Pursuant to the Custodian Agreement, the Bitcoin Custodian is responsible for providing segregated cold wallet digital asset custody. The Trust’s assets with the Bitcoin Custodian are held in segregated wallets, and are therefore not commingled with corporate or other assets. The Bitcoin Custodian also segregates each of the accounts (comprising multiple wallets in some cases) that a client (such as the Trust) may hold with the Bitcoin Custodian, and each such account’s balance represents the account’s on-chain balance, which can be independently verified by the Trust or third-party auditors as needed.

Private key materials are generated and subsequently stored in a form whereby no private key is stored in decrypted format. The private key materials are stored within the Bitcoin Custodian’s secure storage facilities within the U.S. and Europe. For security reasons, these exact locations are never disclosed.

Personnel supporting key operations are very limited, and the Bitcoin Custodian requires a background check prior to onboarding and, where required, annually thereafter. No single individual associated with the Bitcoin Custodian has access to full private keys. Private key decryption and subsequent transaction signing instead require access to multiple systems and human operators in order to reconstitute a key and perform an on-chain transaction. For security purposes, the Bitcoin Custodian does not disclose specifics around the roles and numbers of individuals involved in these processes.

The Bitcoin Custodian maintains an annually renewed insurance policy in the amount of $320 million with comprehensive coverage terms and conditions. This insurance policy covers the loss of client assets held in cold storage at the Bitcoin Custodian. This insurance program, which has continuously run since 2013, provides the Bitcoin Custodian and its clients with some of the broadest and deepest insurance coverage in the crypto industry, with coverage designed to be comprehensive, including losses from employee collusion or fraud, physical loss (including theft), or damage of key material, security breach or hac, and fraudulent transfer.

The Bitcoin Custodian maintains an internal audit team that performs internal audits over custody operations. SOC attestations are also performed on the Bitcoin Custodian’s services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls.

The Bitcoin Custodian will not be liable for any amount greater than the value of the supported digital assets on deposit in the Trust’s custodial account(s) at the time of the event giving rise to the liability, subject further to the maximum liability limit of $100 million for each cold storage address. It is the policy of the Sponsor to maintain assets in accordance with the Bitcoin Custodian’s insurance limit.]

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will hold cash on a temporary basis. The Trust has entered into a cash custody agreement with [ ] under which [ ] acts as custodian of the Trust’s cash and cash equivalents.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent on behalf of the Trust with DTC and registered in the name of [ ], as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers, and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

The Trust understands that DTC: is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”). DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

The Trust understands that DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under a ticker symbol to be announced prior to commencement of trading. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges, as well as any potential bid-ask spread. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of Shares is a best efforts offering. The Trust continuously offers Baskets consisting of [ ] Shares to Authorized Participants. Authorized Participants may pay a transaction fee for each order they place to create or redeem Baskets.

The offering of Shares is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and have Baskets redeemed by, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public any Shares it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers, and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm, or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple its purchases of Shares from the Trust with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are generally only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the Shares being created or redeemed, the amount of which is based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid extraordinary expenses or liabilities) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. Because creation and redemption of Baskets will be effected in in-kind transactions based on the quantity of bitcoin attributable to each Share, the quantity of Baskets so created or redeemed will generally not be affected by fluctuations in the value of bitcoin.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks or other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Shares and for the delivery of the bitcoin required for such creation and redemptions. The delivery of bitcoin to, in the case of a purchase order, the Bitcoin Custodian, or, in the case of a redemption order, an Authorized Participant, may settle on the Bitcoin network and is thus subject to the risks associated with Bitcoin network transactions, including the irreversibility of transactions made in error. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants may pay the Transfer Agent a transaction fee for each order they place to create or redeem Shares. The transaction fee may be reduced, increased, or otherwise changed by the Trust and the Sponsor. Authorized Participants who make deposits of bitcoin with the Trust in exchange for Shares receive no fees, commissions, or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants may be capable of participating directly in the spot markets. Some Authorized Participants or their affiliates may from time to time buy or sell bitcoin and may profit in these instances. See “Risk Factors—Risks Related to the Trust and Shares—The Sponsor and its affiliates are subject to conflicts of interest that could adversely affect your investment in the Trust.” To the extent that the activities of Authorized Participants have a meaningful effect on the bitcoin market, it could affect the price of bitcoin and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the net asset value of the Trust. While the Sponsor currently expects that Authorized Participants’ direct activities in the bitcoin or securities markets in connection with the creation and redemption activities of the Trust, or price differentials for bitcoin across exchanges, will not significantly affect the price of bitcoin or the Shares, the impact of the activities of the Trust and its Authorized Participants on bitcoin or securities markets is unknown and beyond the control of the Sponsor. Furthermore, the Trust does not expect that the closure of any single one exchange would meaningfully impact the arbitrage mechanism because the Authorized Participants typically source underlying spot bitcoin liquidity from multiple exchanges. The Trust acknowledges, however, that the arbitrage mechanism could potentially be adversely impacted if halts in the trading of spot bitcoin were to occur across multiple exchanges, whether due to breaches or otherwise.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls, and information barriers as it determines is appropriate in light of its own regulatory regime.

All creation and redemption requests generally will be processed on an in-kind basis in accordance with the per creation unit pro-rata portfolio composition file, which will be published on a daily basis. Additionally, creations and redemptions will settle on a T+1 basis. The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Trust’s Bitcoin Custodian in order to facilitate settlement of the Shares and bitcoin as described in more detail in the “—Creation Procedures” and “—Redemption Procedures” sections below.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. Purchase orders must be placed by 4:00 p.m. ET or the close of regular trading on the Exchange, whichever is earlier. The day on which a valid order is received by the Transfer Agent is considered the purchase order date.

By placing a purchase order, an Authorized Participant agrees to facilitate the deposit of bitcoin with the Trust. If required by the Sponsor and the Trust, prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the purchase order. Authorized Participants may not withdraw a purchase order.

The manner by which Baskets are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to facilitate the deposit of bitcoin with the Bitcoin Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

The total deposit of bitcoin required to create each Basket is an amount of bitcoin that is in the same proportion to the total assets of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid extraordinary expenses or liabilities) on the date the purchase order is properly received as the number of Shares to be created under the purchase order is to the total number of Shares outstanding on the date the order is received.

Following an Authorized Participant’s purchase order, the Trust’s bitcoin account with the Bitcoin Custodian (the “Bitcoin Account”) must be credited with the required bitcoin by the end of the second Business Day following the purchase order date. Upon receipt of the bitcoin deposit amount in the Trust’s Bitcoin Account, the Bitcoin Custodian will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the bitcoin has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Upon the Sponsor’s approval, a creation request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Sponsor. Upon publication of the Trust’s NAV, the Sponsor, Administrator, and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, bitcoin entitlement, and Authorized Participant details. On the settlement date, the Sponsor will liaise with the Authorized Participant to settle the underlying assets.

Determination of Required Deposits

The quantity of bitcoin required to create each Basket (“Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin constituting the Basket Deposit as appropriate to reflect accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. The Administrator determines the Basket Deposit for a given day by dividing (a) the amount of bitcoin held by the Trust as of the opening of business on that Business Day, adjusted for (i) the amount of bitcoin constituting accrued but unpaid Sponsor Fees as of the opening of business on that Business Day, and (ii) an amount of bitcoin with a value as of 4:00 p.m. ET equal to any accrued but unpaid extraordinary expenses or liabilities of the Trust payable in cash as of the opening of business on that Business Day, by (b) the quotient of the number of Shares outstanding at the opening of business divided by [ ]. Fractions of a bitcoin smaller than .00000001 (known as a “satoshi”) are disregarded for purposes of the computation of the Basket Deposit.

Each Business Day, the Sponsor will communicate the final Basket Deposit for that same Business Day and an estimated Basket Deposit for the next Business Day. The Basket Deposit so determined is communicated daily via electronic mail message to all Authorized Participants.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “—Creation Procedures” section above. Upon receipt of the Basket Deposit, the Bitcoin Custodian will notify the Transfer Agent that the bitcoin has been received, and the Transfer Agent will direct DTC to credit the number of Baskets ordered to an Authorized Participant’s DTC account on the second Business Day following the purchase order date. The expense and risk of delivery and ownership of bitcoin until such bitcoin has been received by the Bitcoin Custodian on behalf of the Trust, including transaction fees from the Bitcoin network’s blockchain, will be borne solely by the Authorized Participant. If bitcoin is to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts as the Sponsor determines to be desirable, or to reject such purchase order or Basket Deposit.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

•	the purchase order or Basket Deposit is not in proper form as described in the Authorized Participant Agreement;

•	the acceptance of the purchase order or Basket Deposit would not be in the best interest of the Trust;

•	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

•	the acceptance of the Basket Deposit presents a security or regulatory risk to the Trust, the Sponsor, the Transfer Agent, or the Bitcoin Custodian;

•	the acceptance or receipt of the purchase order or Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

•	circumstances outside the control of the Trust, the Sponsor, the Marketing Agent, or the Bitcoin Custodian make it impractical or not feasible to process Baskets.

None of the Sponsor, the Transfer Agent, or the Bitcoin Custodian will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any Business Day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 4:00 p.m. ET or the close of regular trading on the Exchange, whichever is earlier. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The redemption distribution from the Trust consists of a transfer of bitcoin to the redeeming Authorized Participant corresponding to the number of Shares being redeemed. The redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Bitcoin Custodian and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Once the Transfer Agent notifies the Bitcoin Custodian and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account, the Sponsor will instruct the Bitcoin Custodian to transfer the redemption distribution from the Trust’s Bitcoin Account to the Authorized Participant.

Upon the Sponsor’s approval, a redemption request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Sponsor. Upon publication of the Trust’s NAV, the Sponsor, Administrator, and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, bitcoin entitlement, and Authorized Participant details. On the settlement date, the Sponsor will liaise with the Authorized Participant to settle the underlying assets.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of an amount of bitcoin that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the first Business Day following the Redemption Order Date if, by 9:00 a.m. ET on such Business Day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed. The expense and risk of delivery and ownership of bitcoin in redemption distributions, including transaction fees from the Bitcoin network’s blockchain, will be borne solely by the Authorized Participant.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal, or evaluation of bitcoin is not reasonably practicable, (3) for such other period as the Sponsor determines to be necessary for the protection of the Trust or its Shareholders, or (4) as agreed upon between the Sponsor and Authorized Participant. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemption until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Bitcoin Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Baskets. The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any redemption order if the Sponsor determines that:

•	the redemption order is not in proper form as described in the Authorized Participant Agreement;

•	the acceptance of the redemption order would not be in the best interest of the Trust;

•	the acceptance of the redemption order would have adverse tax consequences to the Trust or its Shareholders;

•	the acceptance of the redemption order presents a security risk to the Trust, the Sponsor, the Transfer Agent, or the Bitcoin Custodian;

•	the acceptance of the redemption order would, in the opinion of counsel to the Sponsor, be unlawful; or

•	circumstances outside the control of the Trust, the Sponsor, the Marketing Agent, or the Bitcoin Custodian make it impractical or not feasible for the Shares to be delivered under the redemption order.

The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [     ] Shares (i.e., [     ] Baskets) or less.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant may be required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which is not expected to vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased, or otherwise changed by the Sponsor and the Trust. The Sponsor will notify Authorized Participants of any change in the transaction fee and will not implement any increase in the fee for the redemption of Shares until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax, or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Shares are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin determined as described above.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public any Shares it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares, and market conditions at the time of a transaction. Baskets are generally redeemed when the market price per Share is at a discount to the NAV. Shares initially constituting the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions, or other forms of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person has any obligation or responsibility to the Sponsor to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV. The amount of the discount or premium in the trading price relative to the NAV may be influenced by various factors, including the value of the Trust’s assets, supply and demand for the Shares, and market conditions at the time of a transaction.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of bitcoin. Such bitcoin is held by the Bitcoin Custodian on behalf of the Trust until (i) delivered in connection with redemptions of Baskets, (ii) transferred to the Sponsor to pay the Sponsor Fee, or (iii) sold by the Bitcoin Custodian at the direction of the Trust to pay for extraordinary expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties, and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of Share certificates, transfer of Shares, and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

•	execute, file, record, and/or publish all certificates, statements, and other documents and do any and all other things as may be appropriate for the formation, qualification, and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	retain independent public accountants to audit the accounts of the Trust;

•	employ attorneys to represent the Trust;

•	select and oversee the Trust’s Trustee, administrator, transfer agent, custodian(s), bitcoin venue counterparties and OTC market participant counterparties (as applicable), marketing agent(s), and any other service provider(s) or counterparties and cause the Trust to enter into contracts with such service provider(s) or counterparties, as appropriate;

•	value the Trust’s Shares daily in accordance with GAAP, or any other pricing methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may select such subsequent pricing methodology without Shareholder approval);

•	enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•	receive and process, directly or through its delegates, properly submitted purchase orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

•	in connection with purchase orders from Authorized Participants, receive directly or through its delegates the amount of bitcoin in a Basket;

•	in connection with purchase orders from Authorized Participants, after accepting a purchase order and receiving the corresponding amount of bitcoin, or either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

•	receive and process, directly or through its delegates, properly submitted redemption orders from Authorized Participants, as described in the Trust Agreement and in the Authorized Participant Agreement;

•	in connection with redemption orders from Authorized Participants, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of bitcoin attributable to the Shares redeemed;

•	assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus, and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

•	make an election to have the Trust treated as a grantor trust for U.S. federal income tax purposes, and file such tax returns and prepare, disseminate, and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule, or regulation of the U.S., any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration;

•	perform such other services as the Sponsor believes the Trust may from time to time require; and

•	in general, carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects, or powers.

To the extent that at law (common or statutory) or in equity the Sponsor has duties (including fiduciary duties) or liabilities to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

The officers, directors, and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers, or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor will have the authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with shareholders’ best interests. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors, and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Future potential affiliates of the Sponsor may take management fees in-kind in bitcoin and, as such, may engage in trading of the underlying asset across affiliates. The Sponsor will adopt and implement policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and Code of Ethics, which addresses conflicts of interest (together, the “Policies”). The Sponsor’s Policies will require that the Sponsor eliminate, mitigate, or otherwise disclose conflicts of interest. The Sponsor believes that its Policies will be reasonably designed to mitigate the risk of conflicts of interest.

LIABILITY AND INDEMNIFICATION

Trustee

The Trust Agreement will provide that the Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith, or gross negligence. In particular, but not by way of limitation:

(a)	the Trustee will not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustee;

(b)	no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)	under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)	the Trustee will not be personally responsible for or in respect of the genuineness, form, validity or value of the Trust property, the validity or sufficiency of the Trust Agreement, or for the due execution hereof by the Sponsor;

(e)	in the event that the Trustee is unsure of the course of action to be taken by it under the Trust Agreement, the Trustee may request instructions from the Sponsor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith; and

(f)	to the extent that, at law or in equity, the Trustee has duties and liabilities relating thereto to the Sponsor or the Trust, the Sponsor agrees that such duties and liabilities are replaced by the terms of the Trust Agreement.

The Trustee will incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

In the exercise or administration of the trust hereunder, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult with counsel, accountants, and other experts, and it will not be liable for anything done, suffered, or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants, or other experts.

Except as expressly provided in Section 2 of the Trust Agreement, in accepting and performing the trusts created by the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof.

The Trustee will not be liable for punitive, exemplary, consequential, special, or other similar damages for a breach of the Trust Agreement under any circumstances.

The Trustee and any officers, directors, employees, and agents of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes, and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation, or termination of the Trust or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith, or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee, or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoin or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft, or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel, or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance that insures any party against any liability, the indemnification of which is herein prohibited.

In addition, the Trust Agreement will provide that (i) whenever a conflict of interest exists or arises between the Sponsor, on the one hand, and the Trust, on the other hand, or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action, or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction, or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action, or terms so made, taken, or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates, and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability, or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section [ ] of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute, or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders or of the Trust and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission, or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission, or activity that was the basis for such loss, liability, damage, cost, or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification, (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification, or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

VOTING BY SHAREHOLDERS; MANAGEMENT

The Shareholders of the Trust take no part in the management or control of, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers, or employees. The creation and operation of the Trust has been arranged by the Sponsor. Under the Trust Agreement, all management functions of the Trust will be delegated to and will be conducted by the Sponsor, its agents, and its affiliates, including the Bitcoin Custodian. The following persons, in their respective capacities as officers of the Sponsor perform certain functions with respect to the Trust that, if the Trust had officers, would typically be performed by them.

Luis Berruga

Mr. Berruga serves as the President and Chief Executive Office of the Sponsor. Mr. Berruga joined Global X in 2014. He is responsible for advancing Global X’s leadership in providing intelligent investment solutions. In doing so, he leads the organization of the senior management team to drive execution across all functional areas and the planning and implementation of the firm’s strategic vision.

Prior to joining Global X, Mr. Berruga served as an Investment Banker in the Financial Institutions Group at Jefferies, where he advised the board of directors and executive management teams of public and private companies on acquisitions, divestitures, and capital raises. Prior to that, Mr. Berruga was at Morgan Stanley, where he focused primarily on technology and operations strategic planning within the Wealth & Asset Management Group.

Mr. Berruga earned his MBA from the Kellogg School of Management at Northwestern University.

John Belanger

Mr. Belanger serves as the Chief Financial Officer and Treasurer of the Sponsor. Mr. Belanger first came to Global X in 2014, later re-joining us in 2018. He is responsible for both the day-to-day operations of the firm and the timely execution of key business initiatives, with broad oversight of the Portfolio Management, Portfolio Administration, and Capital Markets functions.

Previously, Mr. Belanger worked as Chief Operating Officer at REX Shares, as a Vice President in the exchange-traded notes group at Credit Suisse and as an Associate at Skadden, Arps, Slate, Meagher & Flom LLP.

Mr. Belanger holds a JD from the University of Texas School of Law and a BA from Rice University. He is a member of the NY Bar and a CFA charterholder.

Susan Lively

Ms. Lively serves as the General Counsel of the Sponsor and joined Global X in 2020. As General Counsel, she is responsible for the firm’s legal functions. Before joining Global X, Ms. Lively worked as Senior Corporate Counsel for Franklin Templeton (prior to the acquisition of Legg Mason, Inc. by Franklin Resources, Inc., Managing Director and Associate General Counsel of Legg Mason & Co., LLC) managing a team of attorneys and paralegals responsible for matters related to the formation, restructuring, and operation of open-end mutual funds, exchange-traded funds, and Cayman-domiciled funds. Previously, Ms. Lively was Counsel at Lord, Abbett & Co. LLC where she provided advice on legal and regulatory matters related to the firm’s open-end mutual fund complex. Susan began her legal career as an Associate at Sidley Austin LLP.

Ms. Lively holds a J.D. from Fordham University School of Law and a B.A. from the College of the Holy Cross. She is a member of the New York State bar.

Ronnie Riven

Mr. Riven serves as the Treasurer of the Sponsor and joined Global X in 2018. He is responsible for the firm’s Finance & Business Management function. Prior to joining Global X, Mr. Riven was the Director of Accounting at the Barclays Center and was a Financial Reporting Manager at National Grid.

Ronnie holds a BBA in Accounting from Hofstra University. He is a Certified Public Accountant (CPA).

Adam Sze

Mr. Sze joined Global X in 2022 and is the Head of Digital Asset Products. In this role, Mr. Sze is focused on enhancing and refining Global X’s digital asset product solutions. Mr. Sze brings over 15 years of experience in product development and product management in the traditional and digital asset/cryptocurrency asset classes. Before joining Global X, Mr. Sze was the Director of ETP Product for 21Shares AG, a Swiss-based cryptocurrency ETP issuer. In this role, Mr. Sze helped lead the team in the design, implementation, and launch of more than a dozen physically-backed cryptocurrency ETPs. Before 21Shares AG, Mr. Sze held senior-level roles on the Product Development and Product Management teams at New York Life Investment Management, covering traditional and alternative investment assets in various investment vehicles.

Mr. Sze received his BS from Fairleigh Dickinson University and his MBA from The Wharton School at the University of Pennsylvania. Mr. Sze is also a CFA charterholder as well as a CAIA charterholder.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office, which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules, and regulations and may contain such additional information that the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules, and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate, and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule, or regulation.

FISCAL YEAR

The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares), and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, DTC, and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil, or criminal actions against the Sponsor, the Trust, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Morgan, Lewis & Bockius LLP has advised the Sponsor in connection with the Shares being offered. [                            ] advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the Trust will be included herein in reliance on the report of [ ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Amended and Restated Trust Agreement

[To be provided by subsequent amendment.]

Administrative Agency Agreement

[To be provided by subsequent amendment.]

Custodian Agreement

Pursuant to the Custodian Agreement, the Bitcoin Custodian is responsible for providing segregated cold wallet digital asset custody. The Trust’s assets with the Bitcoin Custodian are held in segregated wallets, and are therefore not commingled with corporate or other assets. The Bitcoin Custodian also segregates each of the accounts (comprising multiple wallets in some cases) that a client (such as the Trust) may hold with the Bitcoin Custodian, and each such account’s balance represents the account’s on-chain balance, which can be independently verified by the Trust or third-party auditors as needed.

Private key materials are generated and subsequently stores in a form whereby no private key is stores in decrypted format. The private key materials are stored within the Bitcoin Custodian’s secure storage facilities within the U.S. and Europe. For security reasons, these exact locations are never disclosed.

Personnel supporting key operations are very limited and the Bitcoin Custodian requires a background check prior to onboarding and, where required, annually thereafter. No single individual associated with the Bitcoin Custodian has access to full private keys. Private key decryption and subsequent transaction signing instead require access to multiple systems and human operators in order to reconstitute a key and perform an on-chain transaction. For security purposes, the Bitcoin Custodian does not disclose specifics around the roles and numbers of individuals involved in these processes.

The Bitcoin Custodian maintains an annually-renewed insurance policy in the amount of $320 million with comprehensive coverage terms and conditions. This insurance policy covers the loss of client assets held in cold storage at the Bitcoin Custodian. This insurance program, which has continuously run since 2013, provides the Bitcoin Custodian and its clients with some of the broadest and deepest insurance coverage in the crypto industry, with coverage designed to be comprehensive, including losses from employee collusion or fraud, physical loss (including theft), or damage of key material, security breach or hac, and fraudulent transfer.

The Bitcoin Custodian maintains an internal audit team that performs internal audits over custody operations. SOC attestations are also performed on the Bitcoin Custodian’s services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls.

The Bitcoin Custodian will not be liable for any amount greater than the value of the supported digital assets on deposit in the Trust’s custodial account(s) at the time of the event giving rise to the liability, subject further to the maximum liability limit of $100 million for each cold storage address. It is the policy of the Sponsor to maintain assets in accordance with the Bitcoin Custodian’s insurance limit.]

Distribution Agreement

[To be provided by subsequent amendment.]

U.S. FEDERAL INCOME TAX CONSEQUENCES

The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares (and are deemed to hold a proportionate share of the assets of the Trust) as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local, and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable, and the Trust urges you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership, and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. As a result, the Trust itself is not expected to be subject to U.S. federal income tax. Instead, the Trust’s income and expenses is expected to “flow through” to the Shareholders, and the Trustee intends to report the Trust’s income, gains, losses, and deductions to the IRS on that basis. There can be no assurance that the IRS will agree with such treatment and it is possible that the IRS or another tax authority could assert a contrary position and that a court could sustain that contrary position.

As discussed below in “Taxation of U.S. Shareholders,” if a hard fork, airdrop, or similar event occurs in the Bitcoin blockchain, it is expected that the Trust will either (i) disclaim all rights to the digital assets so created (including, in the case of a hard fork, the asset that is not generally accepted as bitcoin, or in the case of an airdrop, the airdropped asset), (ii) sell such new digital assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders, or (iii) distribute the new digital assets in-kind as soon as reasonably practicable to the Shareholders or to an agent acting on behalf of the Shareholders. The receipt, distribution, and/or sale of the new digital asset may cause Shareholders to incur a U.S. federal income tax liability. The occurrence of a hard fork, airdrop, or the Trust’s or Sponsor’s actions with respect thereto or with respect to any alternative digital asset the Trust receives may affect the Trust’s ability to qualify as a “grantor trust” for U.S. federal income tax purposes. Except as otherwise indicated, the remainder of this discussion assumes that, in the event of a hard fork or airdrop, the Trust will, on the date of such hard fork or airdrop, either disclaim all rights to new digital assets created or distribute, the cash proceeds of or in-kind, such new assets to the Shareholders.

Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that acquires its Shares as part of the creation of a Basket, the delivery of bitcoin to the Trust in exchange for a pro rata share of the underlying bitcoin represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin held in the Trust will be the same as its tax basis and holding period for the bitcoin delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying bitcoin related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies bitcoin as “property” that is not currency for U.S. federal income tax purposes and clarifies that bitcoin could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of bitcoin. Because bitcoin is a new technological innovation, the U.S. federal income tax treatment of bitcoin or transactions relating to investments in bitcoin may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving bitcoin. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. Furthermore, legislation has previously been introduced and may be introduced in the future that would change the tax considerations of an investment in bitcoin and in the Shares. Future legislation or guidance issued by the IRS regarding the tax treatment of bitcoin for U.S. federal income tax purposes may result in tax consequences to Shareholders that are materially different than those described herein. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any bitcoin the Trust may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

The Trust will use bitcoin to pay the Sponsor Fee, which under current IRS guidance will be treated as a sale of such bitcoin. Although the Trust generally does not intend to sell bitcoin, it may do so if necessary to pay certain extraordinary expenses that must be paid in cash. As and where the Trust sells bitcoin (for example to generate cash to pay any such extraordinary expenses) or is treated as selling bitcoin (for example, by using bitcoin to pay the Sponsor Fee), a Shareholder will recognize a gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale, and (b) the Shareholder’s tax basis for its pro rata share of the bitcoin that was sold. A Shareholder’s tax basis for its share of any bitcoin sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the bitcoin held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of bitcoin sold, and the denominator of which is the total amount of the bitcoin held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the bitcoin remaining in the Trust should be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the bitcoin that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the bitcoin held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize a gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling bitcoin) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the bitcoin that was sold.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying bitcoin represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the bitcoin received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the bitcoin received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the bitcoin received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the bitcoin held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale or redemption, less the portion of such basis that is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the bitcoin received by the Shareholder in the redemption.

If a hard fork, airdrop, or similar event occurs in the Bitcoin blockchain, it is expected that the Trust will either (i) disclaim any new digital asset created (including, in the case of a hard fork, the asset that is not generally accepted as bitcoin, or in the case of an airdrop, the airdropped asset), (ii) sell such new digital assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders, or (iii) distribute the new digital assets in-kind as soon as reasonably practicable to the Shareholders or to an agent acting on behalf of the Shareholders. The IRS has held that a hard fork or airdrop resulting in the creation of new units of a digital asset is a taxable event giving rise to ordinary income. The receipt, distribution, and/or sale of the new digital asset may cause Shareholders to incur a U.S. federal income tax liability.

3.8% Tax on Net Investment Income

The Code generally imposes an additional 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts, and estates to the extent their income exceeds certain threshold amounts. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of bitcoin by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates, or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

U.S. Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains, and losses (if any). A U.S. Shareholder may be subject to U.S. backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a U.S. person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

U.S. Federal Income Taxation of U.S. Tax-Exempt Shareholders

The Trust’s investments and activities relating thereto may cause a U.S. Tax-Exempt Shareholder to realize UBTI. In the absence of any guidance on the matter, a U.S. Tax-Exempt Shareholder’s share of income from a hard fork, airdrop, or similar event with respect to digital currencies may be treated as UBTI. If the Trust were to incur liabilities, and thus, be treated as holding property constituting debt-financed property (generally, assets purchased with borrowed funds), income attributable to such property generally would constitute UBTI.

Tax-Exempt Shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in the Shares.

U.S. Federal Income Taxation of Non-U.S. Shareholders

The Trust generally does not expect to generate taxable income except for gain (if any) upon the sale or transfer of bitcoin. A Non-U.S. Shareholder generally will not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of the Shares, or upon the sale or transfer of bitcoin by the Trust, unless (i) the Non-U.S. Shareholder is an individual and is present in the U.S. for one hundred and eighty-three (183) days or more during the taxable year of the sale, transfer, or other disposition, and the gain is treated as being from U.S. sources; or (ii) the gain is (or is treated as) effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States (“ECI”).

A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental, and other FDAP income that is not ECI generally will be subject to U.S. federal withholding tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty or statutory exemption). There is currently no guidance as to whether income recognized by the Fund as a result of a fork, airdrop, or similar event would constitute U.S. source FDAP.

Non-U.S. Shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in the Shares.

Taxation in Jurisdictions Other Than the U.S.

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the U.S. are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction to which they are subject) of their purchase, holding, sale, and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax, or transfer tax is payable in relation to such purchase, holding, sale, redemption, or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to federal, state, local, non-U.S., or other law or regulation that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio, and the Plan’s need for sufficient liquidity to pay benefits when due.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Bitcoin Custodian, or any of their respective affiliates (the “Transaction Parties”) has, through this report and related materials, provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold, or dispose of such Shares; and (b) no Transaction Party is intended to be treated as fiduciary to the Plan with respect to any decision by the Plan to purchase, acquire, hold, or dispose of the Shares.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from the Trust, the Sponsor, and other sources the Trust believes to be reliable.

You should disregard anything the Trust or the Sponsor said in an earlier document that is inconsistent with what is included in this Prospectus.

You should not assume that the information in this Prospectus is current as of any date other than the date on the front page of this Prospectus.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is [     ]. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

global x digital asset llc’s PRIVACY policy

[To be provided by amendment]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be provided by amendment]

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“1933 Act”: The Securities Act of 1933.

“1940 Act”: Investment Company Act of 1940.

“Administrator”: The Bank of New York Mellon.

“ATSs”: Alternative trading systems.

“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.

“Authorized Participant Agreement”: The authorized participant agreement by and among the Trust, the Sponsor, and the Authorized Participant(s).

“BGP”: Border gateway protocol hijacking.

“Bitcoin”: Bitcoin with an uppercase “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. Bitcoin with a lowercase “b” is used when referring to the digital asset within the Bitcoin network.

“Bitcoin Custodian”: Coinbase Custody Trust Company, LLC.

“Business Day”: Any day other than a day when the Exchange is closed for regular trading.

“CBDCs”: Central bank digital currencies.

“CEA”: Commodity Exchange Act.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the U.S.

“Code”: Internal Revenue Code of 1986, as amended.

“Basket”: A block of [ ] Shares used by the Trust to issue or redeem Shares.

“Basket Deposit”: The total deposit required to create each Basket.

“DSTA”: Delaware Statutory Trust Act.

“DTC”: [ ]. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“ERISA”: The Employee Retirement Income Security Act of 1974.

“Exchange”: Cboe BZX Exchange, Inc.

A-1

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expenses”: losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes, and penalties of any kind and nature whatsoever.

“FinCEN”: The Financial Crimes Enforcement Network.

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“FIPS 140-2”: Federal Information Processing Standards Publication 140-2.

“GAAP”: Generally Accepted Accounting Principles.

“ICOs”: Initial coin offerings.

“Indirect Participants”: Banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“Indemnified Person”: The Trustee as well as any officers, directors, employees, and agents of the Trustee.

“Index Provider”: CoinDesk Indices, Inc., a Delaware corporation that publishes the Index.

“IRAs”: Individual retirement accounts.

“IRS”: U.S. Internal Revenue Service.

“Marketing Agent”: [ ].

“NAV”: Net asset value per share of the Trust.

“NFA”: National Futures Association.

“NYDFS”: The New York State Department of Financial Services.

“NYSDTF”: The New York State Department of Taxation and Finance.

“OCIE”: The SEC’s Office of Compliance Inspections and Examinations.

“OFAC”: The Office of Foreign Assets Control of the United States Department of the Treasury.

“OTC”: Over-the-counter markets.

“Redemption Order Date”: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

“SEC”: The U.S. Securities and Exchange Commission.

“Selling Shareholder”: Each initial seed investor, and each affiliate of the Trust and the Sponsor who may hold Shares from time to time, that sells some or all of the Shares held by them pursuant to the registration statement for the Trust.

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“Shareholders”: Holders of Shares.

“Sponsor Fee”: The unified fee of [ ]% per annum paid by the Trust to the Sponsor.

“Sponsor Indemnified Party”: Each of the Sponsor and its shareholders, members, directors, officers, employees, affiliates, and subsidiaries.

“Transaction Parties”: The Sponsor, the Trustee, the Bitcoin Custodian, or any of their respective affiliates.

“Transfer Agent”: The Bank of New York Mellon.

A-2

“Trust Agreement”: Declaration of Trust and Trust Agreement of [ ], as amended and restated.

“The Sponsor”: Global X Digital Assets, LLC.

“The Trust”: Global X Bitcoin Trust.

“Trustee”: Delaware Trust Company, a Delaware trust company.

“You”: The current and prospective owner or holder of Shares.

A-3

[ ]

SHARES

PROSPECTUS

[    ], 2023

Until [    ], 2023 (25 calendar days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the Prospectus contained in this registration statement.

SEC registration fee (actual)	$	[	]*
Listing fee (actual)	$	[	]*
Auditor’s fees and expenses	$	[	]*
Legal fees and expenses	$	[	]*
Printing expenses	$	[	]*
Miscellaneous expenses	$	[	]*
Total	$	[	]*

*	To be provided by amendment.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Global X Digital Assets, LLC, the sponsor of the Trust.

Item 14. Indemnification of Directors and Officers.

[To be provided by subsequent amendment.]

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)	Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
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(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

II-2

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and the State of New York, on November 14, 2023.

Global X Bitcoin Trust

Global X Digital Assets, LLC, as Sponsor of the Trust

By:	/s/Luis Berruga
Name: Luis Berruga Title: Manager, President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date
November 14, 2023
/s/ Luis Berruga	Manager, President and Chief Executive Officer (Principal Executive Officer)

/s/ John Belanger	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 14, 2023

*	The registrant is a trust and the persons are signing in their capacities as officers of Global X Digital Assets, LLC, the Sponsor of the registrant.
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EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Declaration of Trust and Trust Agreement(1)

3.2	Amended and Restated Trust Agreement*

3.3	Certificate of Trust(1)

5.1	Opinion of [ ] as to legality*
8.1	Opinion of [ ] as to tax matters*
10.1	Form of Sponsor Agreement*
10.2	Form of Initial Authorized Participant Agreement*
10.3	Form of Marketing Agreement*
10.4	Form of Bitcoin Custodian Agreement*
10.5	Form of Trust Administration and Accounting Agreement*
10.6	Form of Transfer Agency Agreement*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of [ ] (included in Exhibits 5.1 and 8.1)*

107	Filing Fee Table

(1)	Previously filed as an exhibit to the Trust’s Registration Statement on Form S-1 on July 21, 2021.

*	To be filed by amendment.
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